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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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First Financial Bancorp.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders

Items of Business:

Our Annual Meeting of Shareholders will be held at 10:00 am Eastern Time, Tuesday, May 25, 2021. You can attend the 2021 Annual Meeting online and vote your shares electronically. The Annual Meeting will be completely virtual and conducted through the online means described below. The Annual Meeting of Shareholders is held for the following purposes:

1.  To elect eleven directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected;

2.  To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2021;

3.  To approve, on an advisory basis, the compensation of the Company's executive officers; and

4.  To consider and act upon any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on March 26, 2021 are eligible to participate and entitled to vote at the Annual Meeting or at any adjournment of the Annual Meeting.

About the Meeting: Meeting Date: May 25, 2021 Time: 10:00 am Eastern Time Virtual Shareholder Meeting: www.virtualshareholdermeeting.com/ffbc21 Record Date: March 26, 2021 Mailing Date: April 15, 2021

BY ORDER OF THE BOARD OF DIRECTORS

Karen B. Woods
Corporate Secretary

Important Notice regarding the Internet availability of Proxy Materials for the Annual Meeting The proxy statement and 2020 Annual Report are available at www.bankatfirst.com/about/investor-relations.html. Your vote is very important. We urge all shareholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they attend the online Annual Meeting. For your convenience, you may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/ffbc21 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/ffbc21. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. Our management will address questions from shareholders who have submitted their questions electronically prior to the Annual Meeting or questions submitted electronically by shareholders during the Annual Meeting through the meeting website. You may visit www.proxyvote.com at any time prior to or during the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about the Company.

Proxy and Annual Meeting Summary

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation, in connection with the solicitation of proxies for the 2021 Annual Meeting of Shareholders (the "Annual Meeting"). Our Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment of the Annual Meeting.	If you would like to help us reduce our costs incurred in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Voting Matters

Proposal		Approval Required	Board's Recommendation	Page Reference

1.	Election of Directors	Affirmative vote of a plurality	For Each Nominee	8
2.	Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2021	Majority of votes present, in person or by proxy, and entitled to vote		20
3.	Approve, on an Advisory Basis, the Compensation of the Company's Executive Officers	Majority of votes present, in person or by proxy, and entitled to vote		22

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your completed proxy may, if you have so selected, give your proxies the authority to vote on these other matters in their best judgment.

In this proxy statement, the "Company," "First Financial," "First Financial Bancorp," "we," "our," or "us" all refer to First Financial Bancorp. and its subsidiaries, unless the context otherwise requires. We also refer to the Board of Directors of First Financial as the "Board." References in this proxy statement to "common shares" or "shares" refer to the Company's common shares.

Unless otherwise noted, the information in this proxy statement covers our 2020 fiscal year that began January 1, 2020 and ended December 31, 2020.

How to Vote

Review the proxy statement and vote in one of these three ways:

Vote Online	Vote by Phone	Vote by Mail

■ Before the Meeting: Go to www.proxyvote.com ■ During the Meeting: Go to www.virtualshareholdermeeting.com/ffbc21	By calling 1-800-690-6903	By signing, dating, and returning your proxy card in the enclosed envelope

2021 Proxy Statement    |    Proxy and Annual Meeting Summary        1

First Financial Bancorp Board of Directors

Director Nominees

The first item of business at the Annual Meeting will be the election of eleven directors of the Company. The nominees, including their occupation and committee memberships during 2020, are set forth in the table below.

Name	Age	Occupation	Director Since	Audit	Compensation	Corporate Governance and Nominating	Enterprise Risk and Compliance	Capital Markets	Diversity & Inclusion

William G. Barron	71	Retired Chairman and President of Wm. G. Barron Enterprises, Inc.	2018			M	VC

Vincent A. Berta	62	President and Managing Director of Covington Capital, LLC	2018	M		C

Cynthia O. Booth	63	President and Chief Executive Officer of COBCO Enterprises, LLC	2010				C	M	C

Archie M. Brown	60	President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank	2018						M

Claude E. Davis	60	Chair of First Financial Bancorp and First Financial Bank, and Managing Director of Brixey & Meyer Capital	2004				M		M

Corinne R. Finnerty	64	Principal and sole shareholder of the law firm of McConnell Finnerty PC	1998			M	M		M

Susan L. Knust	67	Owner and Manager of several businesses that own, lease and manage industrial and commercial real estate	2005		VC			M

William J. Kramer	60	Vice President of Operations and director of Valco Companies, Inc.	2005	C	M

John T. Neighbours	71	General Counsel and Secretary of the board of AmeriQual Group Holdings	2016	M				VC

Thomas M. O'Brien	64	Owner and Chair of Simpactful Consulting	2018		C	M			M

Maribeth S. Rahe	72	President and Chief Executive Officer of Fort Washington Investment Advisors, Inc.	2010	VC				C

C = Chairperson

VC = Vice Chairman

M = Member

2        2021 Proxy Statement    |    Proxy and Annual Meeting Summary

Board Composition

The Corporate Governance and Nominating Committee of the Board seeks to ensure that the Board is composed of directors who possess a wide variety of relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders.

Business Highlights

2020 was a year like no other in the history of our Company, our communities and our country. The combination of low interest rates heading into 2020 and the COVID-19 pandemic presented unique challenges. The goals and priorities of the Company shifted in early March to the health and safety of our workforce, economic support to our customers, and relief to our customers and communities. Despite these challenges, we continued to achieve strong financial success.

1.
Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix A for Non-GAAP reconciliation.

2021 Proxy Statement    |    Proxy and Annual Meeting Summary        3

Questions and Answers about this Proxy Statement and the Annual Meeting

Why am I receiving this Proxy Statement?

We are making available this Notice of Annual Meeting of Shareholders, proxy statement, and annual report for the year ended December 31, 2020 (the "proxy materials"), either online or by mail, in connection with the 2021 Annual Meeting of Shareholders of First Financial because you were a shareholder of record of the Company as of the close of business on March 26, 2021 (the "record date"). This proxy statement describes the matters on which you are asked to vote and provides information about those matters and about the Company so that you can make an informed decision.

This proxy statement and related materials are being mailed to, or can be accessed online by, shareholders on or about April 15, 2021.

What is Notice and Access and why did First Financial elect to use it?

We are making the proxy materials and annual report available to our shareholders electronically via the Internet under the Notice and Access regulations of the U.S. Securities and Exchange Commission ("SEC"). Many of our shareholders have received a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") in lieu of receiving a full set of printed materials in the mail. We are using the Notice and Access method to expedite distribution and reduce the costs associated with printing and mailing these materials.

The Notice of Internet Availability includes information on how to access and review the proxy materials and how to vote online, by phone, or by attending the Annual Meeting virtually via the Internet. The proxy materials and annual report, as well as other reports filed with or furnished to the SEC, can be accessed free of charge at www.bankatfirst.com/about/investor-relations.html. You may also access this information by searching "Company Filings" at www.sec.gov.

I received a Notice of Internet Availability of Proxy Materials only. How can I receive printed copies of the proxy statement and annual report?

Shareholders may receive a printed copy of the annual report and proxy materials, free of charge, by following the instructions on the Notice of Internet Availability for receiving such materials:

  1) BY INTERNET: www.proxyvote.com
  2)   BY TELEPHONE: 1-800-579-1639
  3)   BY E-MAIL: sendmaterial@proxyvote.com

Who is paying for the cost of this proxy solicitation?

First Financial is paying for the costs associated with preparing, printing and mailing these proxy materials. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding the proxy materials to beneficial owners of our shares and soliciting their proxies.

Our directors, officers and associates also may solicit proxies from our shareholders by further mailings, personal contact, phone, or e-mail, but these individuals will not receive additional compensation for this solicitation activity.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on March 26, 2021 will be entitled to notice of and to vote at the Annual Meeting. Each common share owned at the close of business on March 26, 2021 entitles its owner to one vote on each proposal being considered at the Annual Meeting.

The common shares are the Company's only voting securities entitled to vote at the Annual Meeting. At the close of business on March 26, 2021, there were 97,524,259 common shares outstanding and entitled to vote.

4        2021 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting

How do I vote my shares?

Even if you plan to attend the Annual Meeting virtually via the Internet, as described below, we strongly encourage you to vote prior to the meeting. Shareholders of record may vote using any of the following methods:

  Online Voting:  You may vote before or during the meeting through the Internet as instructed on your Notice of Internet Availability or proxy card. Before the Annual Meeting, you may go to http://www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2021. During the meeting, you may go to www.virtualshareholdermeeting.com/ffbc21 to attend the meeting via webcast and vote online. You should have your proxy card or Notice of Internet Availability in hand when you access either of these websites and follow the instructions to obtain your records and to vote.

  Vote by Phone:  Telephone voting is available toll-free at 1-800-690-6903 up until 11:59 pm Eastern Time on May 24, 2021. You should have your proxy card or Notice of Internet Availability or proxy card in hand when making this call.

  Vote by Mail:  Complete, sign and date your proxy card and return it in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by 11:59 p.m. Eastern Time on May 24, 2021.

If you hold your shares in "street name" at a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee on how to vote your shares.

What is the difference between holding shares directly as a shareholder of record and holding shares in "street name" at a bank, broker or other nominee?

  Shareholder of Record:  If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the shareholder of record and the proxy materials or a Notice of Internet Availability were sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly by using the enclosed proxy card, through the online voting methods described in this proxy statement, by phone, or by voting electronically during the Annual Meeting.

  Holding shares in "street name" at a bank, broker or other nominee:  If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in "street name." The proxy materials, Notice of Internet Availability, or voting instruction card was forwarded to you by your bank, broker or other nominee who is considered the shareholder of record of your shares. Your bank, broker or other nominee will send you, as the beneficial owner, separate information describing how you can vote your shares.

What happens if I sign, date and return my proxy card, or complete the online or telephonic proxy methods, but do not specify how I want my shares voted on one or more of the proposals?

Your shares will be voted in the manner you specify on each proposal. If you are a shareholder of record and sign, date and return a proxy or submit a proxy online or by telephone, but do not provide voting instructions on one or more proposals, your vote will be counted as a vote "for" all of the Company's nominees for directors and "for" Proposals 2 and 3.

If you hold your shares in "street name" and have not returned voting instructions on one or more proposals, your bank, broker or nominee may vote your shares only on those proposals for which it has discretion to vote. We believe that under applicable rules, your bank, broker or nominee has discretion to vote your shares on the ratification of our independent registered accounting firm (Proposal 2), which is considered a routine matter. However, your bank, broker or nominee does not have discretion to vote your shares on certain other matters considered non-routine such as the election of directors (Proposal 1) or the advisory approval of executive compensation (Proposal 3). If you do not provide voting instructions on a non-routine proposal, your shares will be considered "broker non-votes." The effect of a "broker non-vote" on each proposal is detailed in the questions and answers under the heading "Annual Meeting Information" below.

What if I indicate "Withheld" with respect to the election of one or more directors or "Abstain" with respect to any of the other proposals being considered?

The effect of these voting specifications on each proposal is detailed in the questions and answers under the heading "Annual Meeting Information" below.

2021 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting        5

Can I change my proxy vote?

You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:

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  Sending a written notice of revocation to First Financial Bancorp., Attn: Karen B. Woods, Corporate Secretary, 255 East Fifth Street, Suite 2900, Cincinnati, Ohio 45202;

  ■
  Delivering a later-dated proxy (including by using the online or telephone voting methods); or

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  Attending the virtual Annual Meeting and giving notice of revocation electronically during the meeting.

If you hold your shares in "street name" and instructed your bank, broker or other nominee to vote your common shares and you would like to revoke or change your vote, you must follow the instructions provided by your bank, broker or other nominee.

What if my shares are held through the First Financial Bancorp. 401(k) Savings Plan (applicable to traditional or Roth contribution plans)?

You will receive an electronic Notice of Internet Availability unless you opted to receive paper copies of the proxy materials. The Notice of Internet Availability will contain voting instructions for all shares registered in the exact same name, whether inside or outside of the First Financial Bancorp. 401(k) Savings Plan (the "Savings Plan"). If you hold shares outside of the Savings Plan and they are not registered in the same name as those within the Savings Plan, you will receive a separate Notice of Internet Availability or proxy card for the shares held outside of the Savings Plan.

Voting instructions with respect to shares held in the Savings Plan must be received by 11:59 pm Eastern Time on May 20, 2021. All voting instructions you give with respect to these shares will be kept confidential. If you do not timely submit voting instructions for these shares, the shares allocated to you, together with all unallocated shares held in the Savings Plan, will be voted in accordance with the pro-rata vote of participants in the Savings Plan who did provide instructions.

Who should I contact if I have questions about this proxy solicitation and where can I get assistance in voting my shares?

You may contact us at InvestorRelations@bankatfirst.com or call our Investor Relations department at 1-513-887-5400 if you have any questions or need assistance in voting.

How many votes must be present in person or by proxy to hold the Annual Meeting?

A quorum must exist before business can be conducted at the Annual Meeting. Under our Amended and Restated Regulations (the "Amended Regulations"), a quorum will exist if a majority of the common shares outstanding as of the record date are present in person or by proxy. At the close of business on March 26, 2021, there were 97,524,259 common shares outstanding. A majority, or 48,762,130 common shares, present in person or by proxy, will constitute a quorum.

6        2021 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting

What proposals are being considered and how many votes are needed for each proposal to be approved by the shareholders?

Proposal		Approval Required	Effect of an Abstention (or Withheld Vote with respect to Proposal 1)	Effect of a Broker Non-Vote

1.	Election of Directors	Affirmative vote of a plurality	No effect on election voting but see "Policy on Majority Voting" in the Corporate Governance section of this proxy statement	No effect
2.	Ratify the Appointment of Crowe LLP as our Independent Registered Accounting Firm for 2021	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	Not Applicable
3.	Approve, on an Advisory Basis, the compensation of the Company's Executive Officers	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	No effect

How can I attend the Annual Meeting?

You can attend our 2021 Annual Meeting via the Internet or by proxy.

Our 2021 Annual Meeting will take place via a webcast at www.virtualshareholdermeeting.com/ffbc21. You may vote and submit questions while attending the webcast meeting by following the instructions at www.virtualshareholdermeeting.com/ffbc21. To attend the Annual Meeting via www.virtualshareholdermeeting.com/ffbc21, you will need the control number included on the Notice of Internet Availability or proxy card that was mailed to you. Instructions on how to attend and participate in the Annual Meeting via the Internet are posted at www.virtualshareholdermeeting.com/ffbc21. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.

How do I find out the voting results from the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Can I elect to only receive First Financial's proxy materials and annual reports electronically?

Shareholders can elect to receive future proxy materials and annual reports electronically instead of receiving print copies of these items in the mail. You can make this election by following the instructions provided on your proxy card or Notice of Internet Availability or by going to www.proxyvote.com and following the instructions provided there.

If you choose to receive future proxy statements and annual reports electronically and you continue to hold shares as of the record date of the next annual meeting, you will receive an e-mail message next year that includes access information for these materials as well as instructions for online voting.

What is "householding?"

If two or more shareholders reside at the same address and appear to be members of the same family, we may send a single copy of the proxy materials, or Notice of Internet Availability, to that address unless one of the shareholders at that address notifies us that they wish to receive individual copies of the material. This procedure reduces our printing and mailing costs. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions for each shareholder account.

How do I stop participating in the householding program?

To stop participating in the householding program, contact Broadridge Householding Department by calling toll free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of Broadridge's receipt of your instruction.

2021 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting        7

Proposal 1—Election of Directors

As of the record date, our Board consisted of twelve members, eleven of whom were non-employee directors, and ten of whom were considered "independent", as defined by the NASDAQ listing standards. In March 2021, one director notified the Company of his intention to retire from the Board effective as of the date of the Annual Meeting, and his desire not to be included as a nominee for the Board in the Company's proxy materials. As the Board continues to evaluate the appropriate mix of skills, qualifications and attributes of the current Board and the skills needed to position the Board to lead the Company in the future, we anticipate additional directors will retire and new directors will be added from time to time to fill any vacancies.

Our Amended Regulations provide that the Board shall consist of not less than nine nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. Any vacancy may be filled by the Board in accordance with law and our Amended Regulations for the remainder of the term of the vacant directorship. The Board has established the number of directors at eleven as of the date of the Annual Meeting.

Our Board has approved the nomination of the following eleven persons as candidates for election as director, each for a one-year term: William G. Barron, Vincent A. Berta, Cynthia O. Booth, Archie M. Brown, Claude E. Davis, Corinne R. Finnerty, Susan L. Knust, William J. Kramer, John T. Neighbours, Thomas M. O'Brien, and Maribeth S. Rahe. Each of the nominees is an incumbent director. The Corporate Governance and Nominating Committee ("CGNC") recommended all eleven nominees to the Board, which in turn unanimously approved the nomination of all eleven persons.

In the event that any one or more of the nominees becomes unavailable or unable to serve as a director prior to the Annual Meeting, your submitted proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. We have no reason to believe that any nominee will be unable or decline to serve as a director.

The eleven nominees for director receiving the most votes at the Annual Meeting will be elected as directors. You can find additional information about our Policy on Majority Voting in the Corporate Governance section of this proxy statement. The general considerations and criteria for assessing director candidates are established in the Charter of the Board's Corporate Governance and Nominating Committee (available at www.bankatfirst.com/about/investor-relations.html). These considerations and criteria are also summarized in the Corporate Governance section of this proxy statement.

Below is information concerning the nominees for directors, including their present and past professional positions, current directorships with other companies or organizations, and key qualifications and attributes qualifying them to serve on our Board. The age indicated for each nominee below is their age as of March 26, 2021. For information regarding ownership of shares of the Company by nominees and directors of the Company, see the Shareholdings of Directors, Executive Officers and Nominees for Director section of this proxy statement. Except as noted, there are no arrangements or understandings between any director or any nominee and any other person pursuant to which such director or nominee is or was nominated to serve as director.

8        2021 Proxy Statement    |    Proposal 1—Election of Directors

William G. Barron

Mr. Barron served as Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, from June 1994 to his retirement in January 2021.

Age: Director Since: 2020 Committees:	71 2018 Enterprise Risk and Compliance Corporate Governance and Nominating

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Mr. Barron is a commercial-industrial real estate specialist. He retired as Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer in January 2021, after serving in that role since 1994. Since 1997, Mr. Barron has been designated a Certified Commercial Investment Member, which signifies expertise in commercial real estate brokerage, leasing, valuation, asset management and investment analysis.

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In addition, Mr. Barron is President of Gunston, LLC, a real estate holding company. Mr. Barron also served as President of Owensboro Self Bailment, LLC, a self-storage holding company, and as Vice President (1974-81), President (1981-87) and Chairman and CEO (1987-94) of Barron Homes, Inc., a residential home building company.

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Mr. Barron previously served as a director of MainSource Financial Group, Inc. beginning in 1989 and as a director of MainSource Bank from 2011 until April 1, 2018, following prior service on the MainSource Bank board from 1983 to 2000.

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Mr. Barron is National Association of Corporate Directors (NACD) Directorship CertifiedTM. The NACD Directorship CertificationTM program equips directors with the foundation of knowledge sought by boards to effectively contribute in the boardroom. NACD Directorship Certified directors establish themselves as committed to continuing education on emerging issues and to helping to elevate the profession of directorship.

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Mr. Barron is very active in his community in both civic and charitable positions, including Director of the Owensboro Riverport Authority, Former Chairman of the Board of the Owensboro Family YMCA, YMCA Endowment Fund Committee, Former Board member of Mentor Kids Kentucky, Board member and past President of the Owensboro Homebuilders Association, and Board member of Owensboro Daviess County Chamber of Commerce. Mr. Barron has served as President of the Owensboro Rotary Club. Mr. Barron is a graduate of Leadership Owensboro and Leadership Kentucky.

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Mr. Barron brings extensive experience in the banking, homebuilding and commercial real estate development industries and a deep commitment to community which provide valuable expertise to the Company.

2021 Proxy Statement    |    Proposal 1—Election of Directors        9

Vincent A. Berta Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC.	Age: Director Since: 2020 Committees:	62 2018 2020, Lead Independent Director Audit Corporate Governance and Nominating (Chair)

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Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC, a private investment firm providing specialized investment banking and advisory services primarily to financial, real estate and investment companies.

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Mr. Berta has 35 years of experience in the financial services industry, previously serving as the Executive Vice President and Regional Chairman of US Bank Corporation, the Chairman, President and Chief Executive Officer of Trans Financial, Inc., a $2.3 billion bank acquired by US Bank Corporation in 1998, and a partner in Landmark Financial Advisors, Inc., a registered investment advisory company he co-founded in 2002. Mr. Berta also served as a chief financial officer and in various other roles for banking institutions. Mr. Berta is active in various community and civic associations, including work on the Focus 2030 Comprehensive Plan, which was formed to provide a community framework for growth in Bowling Green, Kentucky.

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Mr. Berta previously served as a director of MainSource Financial Group, Inc. and MainSource Bank from 2016 until April 1, 2018.

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Mr. Berta's significant experience in the financial services industry, including specifically his executive experience as an officer of banking institutions, provides valuable insight and knowledge to the Board.

10        2021 Proxy Statement    |    Proposal 1—Election of Directors

Cynthia O. Booth Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC.	Age: Director Since: 2020 Committees:	63 2010 Capital Markets Enterprise Risk and Compliance (Chair) Diversity and Inclusion (Chair)

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Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC, the owner and operator of five McDonald's restaurants in the Cincinnati area. Prior to forming COBCO in 2000, she held various executive positions at Firstar Bank (now U.S. Bank) in Cincinnati, including President, Firstar Bank Foundation, Senior Vice President—Director of Community Development, Vice President of Private Wealth Group, Vice President of Residential Real Estate, Vice President of Human Resources, and before that was President of Diversified Solutions, Inc., a bank consulting firm.

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Ms. Booth is active in several civic and community organizations, including serving as a director of the Greater Cincinnati Regional Chamber of Commerce and as a director of the YWCA of Greater Cincinnati.

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Ms. Booth brings deep banking experience to the Board, including extensive knowledge in residential real estate lending, regulatory relations, the Community Reinvestment Act and other regulatory compliance, private banking and human resources matters. Furthermore, her experience in the restaurant franchise area provides valuable insight into the specialty area of lending conducted through our subsidiary First Franchise Capital Corporation.

2021 Proxy Statement    |    Proposal 1—Election of Directors        11

Archie M. Brown Mr. Brown is the President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank.	Age: Director Since: 2020 Committees:	60 2018 Diversity and Inclusion

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Mr. Brown is President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank, having been appointed to these positions effective April 1, 2018. Previously, he served as President and Chief Executive Officer of MainSource from August 2008 until April 1, 2018. Mr. Brown also served as the Chairman of the Board of MainSource from April 2011 until April 1, 2018.

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During his 37 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending. Mr. Brown has experience in many areas of banking, including enterprise risk management, change management, expense reduction initiatives, process re-engineering, balance sheet management and restructures, loan workout initiatives, business startups within the bank, business consolidation, market selection, branch and bank acquisitions and integration, board communication, investor and shareholder relations and working with bank regulators.

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Mr. Brown serves as a member of the board and executive committees of the Cincinnati City Centre Development Corporation (3CDC), the board of the Cincinnati Business Committee (CBC), and the advisory board of the Cincinnati Chamber Minority Business Accelerator. He also serves on the REDI Cincinnati Executive Committee, the Board of the Ohio Banking Commission and the University of Georgia Alumni Board of the Terry College of Business. He is a former member of the United Way of Greater Cincinnati Board of Directors and served as campaign chair in 2019, and a former director of the Indiana Community Business Credit Corporation, the Indiana Bankers Association, the Indiana Chamber of Commerce and the Greensburg Decatur County Economic Development Corporation.

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Mr. Brown has been nominated to the Board of Directors due to his role as President and Chief Executive Officer as well as his significant banking industry experience.

12        2021 Proxy Statement    |    Proposal 1—Election of Directors

Claude E. Davis Mr. Davis is the Chair of the Board of First Financial Bancorp. and First Financial Bank.	Age: Director Since: 2020 Committees:	60 2004 Diversity and Inclusion Enterprise Risk and Compliance

■
Mr. Davis became Chair of the Board of Directors of First Financial Bancorp. and First Financial Bank effective January 1, 2020. He previously served as Executive Chair of both First Financial Bancorp. and First Financial Bank from April 1, 2018 through December 31, 2019, and as Chief Executive Officer of both companies from October 1, 2004 through March 31, 2018. Mr. Davis has over 30 years of experience in the financial services industry.

■
Mr. Davis currently serves as the Managing Director of Brixey & Meyer Capital, a lower middle market private investment firm with offices in Dayton, Cincinnati and Columbus, Ohio. He also is an owner of Sacoma Specialty Products, a manufacturer in the prototype, fabrication and stamping industries. He previously served on the Federal Reserve Bank of Cleveland Board of Directors, the Butler University Board of Trustees, the Cincinnati Regional Economic Development Committee (REDI) Board of Directors, the Cincinnati Business Committee and various other non-profit boards.

■
Mr. Davis' years of experience in the banking industry as well as his extensive financial background provide leadership to the Board. He is intimately familiar with all aspects of our business activities. His involvement on other boards and organizations gives him insight on important societal and economic issues relevant to our Company's business and markets.

2021 Proxy Statement    |    Proposal 1—Election of Directors        13

Corinne R. Finnerty Ms. Finnerty is the principal and sole shareholder of the law firm of McConnell Finnerty PC.	Age: Director Since: 2020 Committees:	64 1998 Enterprise Risk and Compliance Corporate Governance and Nominating Diversity & Inclusion

■
Ms. Finnerty is the principal and sole shareholder of the law firm of McConnell Finnerty PC located in North Vernon, Indiana. She has over 35 years of experience representing financial institutions in a wide variety of legal matters. Ms. Finnerty was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of the Company in 1998.

■
Ms. Finnerty served as a member of the Indiana Supreme Court Disciplinary Commission from 2003 to 2013. She currently serves as a Commissioner on the Indiana State Ethics Commission, having been appointed to a 4-year term by Indiana's Governor beginning in January 2018.

■
Ms. Finnerty's deep roots in the North Vernon, Indiana area provide representation on the Board for our southeast Indiana market. Her participation for ten years on the Indiana Supreme Court Disciplinary Commission and her current position as a Commissioner on the Indiana State Ethics Commission allow her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions for over 35 years, give her an enhanced perspective on legal and regulatory issues.

14        2021 Proxy Statement    |    Proposal 1—Election of Directors

Susan L. Knust Ms. Knust is the owner and managing partner or president of several businesses engaged in the ownership, leasing and management of commercial real estate.	Age: Director Since: 2020 Committees:	67 2005 Capital Markets Compensation (Vice Chair)

■
Ms. Knust is the owner and managing partner or president of several businesses:

■
Omega Warehouse Services (since 2002) which is located in Monroe, Ohio and provides public warehousing and manufacturing services;

■
K.P. Properties of Ohio (since 1986) which is located in Monroe, Ohio and owns, leases and manages industrial and commercial real estate in Ohio;

■
K.P. Properties of Colorado (since 2010) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Colorado; and

■
K.P. Properties of Florida (since 2014) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Florida.

■
As a seasoned business owner and entrepreneur for 35 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the Board in strategic and other matters. Ms. Knust's business interests are similar in size to our key client base and she also has an understanding of the Cincinnati market. As a female business owner, her perspective and experiences have proven valuable to the Company.

2021 Proxy Statement    |    Proposal 1—Election of Directors        15

William J. Kramer Mr. Kramer is the Vice President of Operations and a member of the board of directors of Valco Industries, Inc.	Age: Director Since: 2020 Committees:	60 2005 Audit (Chair) Compensation

■
Mr. Kramer is the Vice President of Operations and a member of the board of directors of Valco Industries, Inc. which has principal offices in New Holland, Pennsylvania and whose principal activity is the design, manufacture, and sale of equipment used in the animal production industry. He has held his current position since 2008, having previously held other executive positions at Valco Industries, Inc. Mr. Kramer was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of First Financial in 2005.

■
Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience providing experience in financial reporting and accounting controls. He qualifies as an audit committee financial expert. Furthermore, his tenure with the Company provides valuable historical perspective on both the Company and the banking industry.

16        2021 Proxy Statement    |    Proposal 1—Election of Directors

John T. Neighbours Mr. Neighbours is the General Counsel and Secretary of the board of AmeriQual Group Holdings.	Age: Director Since: 2020 Committees:	71 2016 Audit Capital Markets

■
Mr. Neighbours is General Counsel and Board Secretary of AmeriQual Group Holdings, an aggregation of companies that produce, package and distribute food products for branded food companies, retailers and the US government, with various locations around the United States. Previously, Mr. Neighbours was a partner in the law firm of Faegre Baker Daniels until his retirement on January 1, 2018, where he practiced for over 40 years, representing employers throughout the country in all aspects of labor and employment law. Additionally, he served as an advisor to business, educational and not-for-profit executives on a variety of business and legal issues.

■
Mr. Neighbours is involved in and serves as a director (or in an equivalent position) of a number of non-profit and civic organizations including:

■
Greater Indianapolis Chamber of Commerce

■
United Way of Central Indiana

■
Meadows Community Foundation (Chair)

■
Charles A. Tindley Accelerated Schools (Founding Chair 2001-2010)

■
Indianapolis Public Safety Foundation

■
Indiana University-Purdue University Indianapolis Advisory Board (Emeritus)

■
Indianapolis Zoological Society

■
Mr. Neighbors served as a council member for the American Bar Association—Section on Labor and Employment Law for 12 years, as well as Chairman of the Developments Under the National Labor Relations Act Committee from 1997 to 2000. He also served on the Labor Relations Committee for the United States Chamber of Commerce.

■
Mr. Neighbours serves on the board of Real Estate Corporation of America, a family corporation involved in rehabilitating and managing properties in Indianapolis. Also, for the last 12 years, Mr. Neighbours has chaired the Meadows Community Foundation, which has stimulated $70 million of investment in one of Indianapolis' most challenging low-income communities, and coordinated the development of mixed income housing, a health complex which includes a YMCA, a retail center and charter schools.

■
Mr. Neighbours is well known in Indianapolis and is a recognized leader in the local business community, providing valuable insight to the Board on the local business environment. His years as a practicing attorney give him an enhanced perspective on legal and employment matters as well the business climate generally given his national practice.

2021 Proxy Statement    |    Proposal 1—Election of Directors        17

Thomas M. O'Brien Mr. O'Brien is an owner and Chair of Simpactful Consulting	Age: Director Since: 2020 Committees:	64 2018 Compensation (Chair) Corporate Governance and Nominating Diversity and Inclusion

■
Mr. O'Brien had a 31-year career at Procter & Gamble, retiring as Vice President & Chief Global Commercial Officer in 2010. During his time at Procter & Gamble, Mr. O'Brien developed strategies, conceptual innovations and relationships that consistently delivered successful results in revenue, market share and productivity. Mr. O'Brien also spent 10 years as a Senior Advisor with the Boston Consulting Group, working with large consumer companies and helping them take advantage of commercial opportunities.

■
In 2015 Mr. O'Brien co-founded Simpactful Consulting which has served over 170 clients since inception. Mr. O'Brien also currently serves on the advisory board for Harry's, Inc., as well as on the boards of One 80 Place (homeless support) and 573 Meeting Street (low-income housing).

■
Mr. O'Brien previously served as a director of MainSource Financial Group, Inc. and MainSource Bank from 2010 until April 1, 2018.

■
Mr. O'Brien's extensive experience in consumer insights, sales and marketing, as well as his experience with both large complex public companies and start-up companies provides valuable perspective to the Board and the Company.

18        2021 Proxy Statement    |    Proposal 1—Election of Directors

Maribeth S. Rahe Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc.	Age: Director Since: 2020 Committees:	72 2010 Audit (Vice Chair) Capital Markets (Chair)

■
Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc., positions she has held since 2003. Fort Washington Investment Advisors, Inc. is an investment management firm and wholly owned subsidiary of Western & Southern Financial Group located in Cincinnati, Ohio. She also serves on the board of directors of Fort Washington Investment Advisors, Inc. Ms. Rahe has more than 48 years of experience in the banking and financial services industries with more than 30 years of experience in management or executive management positions. Prior to joining Fort Washington Investment Advisors, Inc. Ms. Rahe served as Vice Chair of the Board of The Harris Bank, responsible for personal and commercial financial services, and Vice Chairman and later President of United States Trust Company of New York.

■
Since 2005, Ms. Rahe has served as a director of Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) which is an integrated communication services company located in Mattoon, Illinois that provides exchange carrier and broadband services. She serves as the chair of the audit committee and also on the compensation committee of the company.

■
Ms. Rahe is involved in and serves as a director (or in an equivalent position) of several organizations, including:

■
Cincinnati Arts Association (Vice Chair)

■
Cincinnati Country Club (Board)

■
Cintrifuse (Advisory Board)

■
New York Landmark Conservancy (Life Trustee)

■
Rush-Presbyterian-St. Luke's Medical Center (Life Trustee)

■
Sisters of Notre Dame de Namur (Development Advisory Board)

■
The Greater Cincinnati Foundation (Board)

■
United Way of Cincinnati (Investment Committee)

■
Xavier University Williams College of Business (Board of Executive Advisors)

■
Ms. Rahe is a recognized leader in the financial services community, both locally and nationally. She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to the Company's business, including regulatory relationships and enterprise risk management.

2021 Proxy Statement    |    Proposal 1—Election of Directors        19

Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2021

Our Audit Committee has appointed Crowe LLP ("Crowe") as the Company's independent registered public accounting firm for the Company's 2021 fiscal year. Our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm. The Audit Committee is also responsible for the negotiation of audit fees payable to Crowe. While the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal, if shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Crowe in the future. Even if the appointment is ratified, our Audit Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and its shareholders.

Representatives of Crowe are anticipated to attend the Annual Meeting and will be available for questions from shareholders who have submitted their questions electronically prior to or during the Annual Meeting. No formal statement by representatives of Crowe is anticipated at the Annual Meeting.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed for audit services, as well as fees billed with respect to audit-related, tax and all other services, provided by Crowe to the Company and its related entities for the last two fiscal years. Any engagement of the Company's independent registered public accounting firm for permissible audit, audit-related, tax and other services are preapproved by the Audit Committee. The Audit Committee may provide a general preapproval for a particular type of service or require specific preapproval.

Fees by Category	2020	2019

Audit Fees	$1,140,500	$1,090,500

Audit-Related Fees	$176,570	$108,000

Tax Fees	$132,183	$155,602

All Other Fees	$0	$0

TOTAL	$1,449,253	$1,354,102

Description of Services:

  Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, HUD audit services, and services that are normally provided in connection with statutory or regulatory filings or engagements.

  Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits. For 2020 this also included fees related to comfort letter procedures in connection with the registration statement on the Company's Form S-3 filed with the Securities and Exchange Commission.

  Tax Fees consist of fees for professional services for tax preparation and services related to REIT testing procedures, compliance, tax planning, and tax consultation.

☑
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

20        2021 Proxy Statement    |    Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2021

Report of the Audit Committee

In accordance with its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and on the Company's internal control over financial reporting. In this context, the Audit Committee has reviewed and discussed with management and Crowe the audited financial statements for the year ended December 31, 2020 and Crowe's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with Crowe the matters that are required to be discussed by Auditing Standards No. 16 (Communications with Audit Committees) as amended and adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

Crowe has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Crowe that firm's independence. The Audit Committee has concluded that Crowe's provision of audit and non-audit services to First Financial and its affiliates is compatible with Crowe's independence.

The Audit Committee discussed with the Company's internal auditors and Crowe the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and with Crowe, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee, on February 19, 2021, recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Members of the Audit Committee
William J. Kramer, Chair Vincent A. Berta John T. Neighbours Maribeth S. Rahe

2021 Proxy Statement    |    Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2021        21

Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation

As required pursuant to Section 14A of the Securities and Exchange Act of 1934, we are asking our shareholders to approve, on a (non-binding) advisory basis, the compensation of the Company's named executive officers ("named executive officers" or "NEOs") identified in the Summary Compensation Table included in the Executive Compensation portion of this proxy statement beginning at page 41. While this vote is advisory, and not binding on our Company, it will provide information to us regarding shareholder sentiment about our compensation principles and objectives and may be considered in future executive compensation related decisions. As determined by our shareholders most recently at the 2017 Annual Meeting of Shareholders, we request this advisory approval each year.

We strongly encourage you to review the Executive Compensation—Compensation Discussion and Analysis section of this proxy statement as well as the Summary Compensation Table and other related compensation tables for detailed information about the compensation of our NEOs when making your voting decision on this proposal.

We believe our compensation program has contributed to our Company's recent and long-term successes. Our compensation philosophy is based on the following guiding principles and that our executive compensation programs:

  ■
  Drive alignment between Company strategy, executive pay, and shareholder value creation;

  ■
  Drive alignment between an executive's performance and the interests of shareholders by tying compensation to our Company's performance, also known as "Pay for Performance;"

  ■
  Attract, motivate, and retain key talent to deliver consistent, long-term performance; and

  ■
  Incorporate proper governance practices to prevent or mitigate inappropriate risk-taking.

We believe information provided in the Executive Compensation portion of this proxy statement demonstrates that our executive compensation program has been designed appropriately to ensure our management's interests are aligned with our shareholders' interest to support long-term value creation and to differentiate pay based on our performance within our peer group.

Your vote is requested on the following resolution:

  RESOLVED, that the shareholders of First Financial Bancorp. approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company's 2021 Annual Meeting of Shareholders.

22        2021 Proxy Statement    |    Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation

Share Ownership

A beneficial owner of shares is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause a sale or other disposition of the shares. A person is also considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership within 60 days. For this reason, the following tables may include stock options that are exercisable and that will become exercisable within 60 days.

Principal Shareholders

The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of December 31, 2020.

	Amount and Nature of Beneficial Ownership of Common Shares		Percentage of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	14,373,357	[1]	14.70%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	10,243,447	[2]	10.45%

Macquarie Group Limited 50 Martin Place Sydney, New South Wales, Australia	6,601,177	[3]	6.73%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	5,605,147	[4]	5.70%

1.
Information based upon a Schedule 13G/A filed on January 26, 2021. As of December 31, 2020, BlackRock had sole voting power of 14,200,925 shares and sole dispositive power of 14,373,357 shares.

2.
Information based on a Schedule 13G/A filed on February 10, 2021. As of December 31, 2020, Vanguard had shared power to vote 95,531 shares; sole dispositive power of 10,062,184 shares; and shared dispositive power of 181,263 shares.

3.
Information based on a Schedule 13G/A filed on February 12, 2021, by Macquarie Group Limited on behalf of itself and Macquarie Bank Limited, Macquarie Investment Management Holdings Inc., Macquarie Investment Management Business Trust and Macquarie Investment Management Group Limited. As of December 31, 2020, Macquarie Investment Management Holdings Inc. had sole voting and dispositive power over 6,570,184 shares, Macquarie Investment Management Business Trust had sole voting and dispositive power over 6,570,184 shares, and Macquarie Investment Management Group Limited had sole voting and dispositive power over 4,889 shares. Macquarie Group Limited and Macquarie Bank Limited are each deemed to beneficially own 6,601,177 shares due to their ownership of the entities above. The address of Macquarie Bank Limited is 50 Martin Place, Sydney, New South Wales, Australia. The address of Macquarie Investment Management Holdings Inc. and Macquarie Investment Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

4.
Information based on a Schedule 13/G filed on February 12, 2021. As of December 31, 2020, Dimensional Fund Advisors LP had sole power to vote 5,449,027 shares and sole dispositive power of 5,605,147 shares. Shares are owned by funds in which Dimensional or one of its subsidiaries acts as investment advisor, sub-advisor and/or manager, and although Dimensional or its subsidiaries may possess voting and/or investment power over the securities and may be deemed the beneficial owner of the shares, Dimensional disclaims beneficial ownership of such securities.

2021 Proxy Statement    |    Share Ownership        23

Shareholdings of Directors, Executive Officers and Nominees for Director

The following table shows the number of shares of First Financial beneficially owned, as of March 26, 2021, by each director and named executive officer of the Company, and all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership

Name	Common Shares Beneficially Owned		Percent of Class

Non-Employee Directors

William G. Barron	812,097	[2]	*

Vincent A. Berta	25,494	[3]	*

Cynthia O. Booth	27,748		*

Claude E. Davis	229,373	[1]	*

Corinne R. Finnerty	64,198	[4]	*

Susan L. Knust	52,843	[5]	*

William J. Kramer	35,580		*

John T. Neighbours	15,763		*

Thomas M. O'Brien	97,558	[6]	*

Maribeth S. Rahe	41,769		*

Named Executive Officers

Archie M. Brown	234,600	[1,7]	*

James M. Anderson	92,735	[1,8]	*

John M. Gavigan	49,364	[1]	*

Andrew Hauck	31,345	[1]	*

Karen B. Woods	45,158	[1]	*

All executive officers and directors as a group (18 persons)	1,945,610		2.0%

*
Less than 1%

1.
Includes unvested performance-based restricted shares (Davis—15,779, Brown—72,294; Anderson—14,880; Gavigan—11,949; Hauck—13,010; Woods—13,496). Executives retain voting and dividend (subject to escrow until vesting) rights on unvested performance-based restricted shares.

2.
Includes 2,750 shares jointly owned with spouse, 74,155 shares owned by spouse, and 656,200 shares owned by family trusts.

3.
Includes 21,653 shares owned by revocable trust.

4.
Includes 20,086 shares jointly owned with spouse.

5.
Includes 21,072 shares owned by revocable trust and 4,231 shares owned by spouse in revocable trust.

6.
Includes 36,285 shares owned in revocable trust, and 25,227 shares owned by spouse in revocable trust.

7.
Includes 59,904 shares jointly owned with spouse, 44,267 shares held by 401(k) Savings Plan, and 14,273 options to purchase shares.

8.
Includes 17,832 shares owned by 401(k) Savings Plan, 464 shares owned for benefit of daughter and 678 shares owned for benefit of son.

24        2021 Proxy Statement    |    Share Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who own more than 10 percent of a registered class of First Financial's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based solely on a review of the copies of these Forms 3, 4, and 5 that are publicly available on the SEC's Edgar filing system and written representations from certain reporting persons that they were not required to file a Form 5 for the specific fiscal year, First Financial believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions completed in 2020, except as follows: Catherine Myers filed two late reports for a reportable transaction.

2021 Proxy Statement    |    Share Ownership        25

Corporate Governance

General

At First Financial we are committed to conducting business in accordance with our Corporate Strategy, which defines why we exist, and our Corporate Strategic Intent, which defines what we believe in.

Why do we exist?

To be woven into the communities we serve. To understand needs and offer financial solutions and resources in order to make lives better.

What do we believe in?

Our Company We are confident in our collective abilities and believe that lives are made better by our existence.

Whole-life Balance Our associates should be successful at work and at home.

Being in-it Together Our team-based approach means we are all in it together.

Mutual Respect We seek out, value and respect differences—in opinions, expertise and experiences.

Doing the Right Thing We do the right thing for each other, our clients, communities and shareholders.

Our Corporate Strategy and our Code of Conduct guide us in managing our business in line with high standards of business practices and in the best interest of our shareholders, clients, associates and stakeholders.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to everyone at First Financial: our directors, officers and associates. The Code of Conduct identifies our commitment to our values and our responsibilities to our stakeholders, including our clients, our shareholders, our fellow associates, our regulators, and our communities. The Code of Conduct provides guidance on compliance with laws and regulations, non-discrimination, diversity and equal opportunity, protecting Company assets and confidential information, conflicts of interest, accuracy of records and information reporting, and our responsibilities to the communities in which we conduct business. The Code of Conduct also encourages associates to report any illegal or unethical behavior. All newly hired associates are required to certify that they have reviewed and understand the Code of Conduct. In addition, each year all other associates receive training and are asked to affirmatively acknowledge their obligation to follow the Code of Conduct.

26        2021 Proxy Statement    |    Corporate Governance

Code of Ethics for the CEO and Senior Financial Officers

Our Board has also adopted a Code of Ethics for our chief executive officer and senior financial officers that provides further guidance about their responsibilities for full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC.

Corporate Governance Principles

We believe that effective corporate governance is built on adherence to a number of "best practices." These practices are consistent with the Board's responsibilities to effectively oversee the Company's strategy, evaluate and compensate Company executives, and plan for management succession. Most importantly, these practices are believed to strengthen the Company and protect our shareholders' interests. Accordingly, the Board has developed and follows our Corporate Governance Principles to set forth common procedures and standards relating to corporate governance. The Corporate Governance Principles cover, among other things, board composition, executive sessions of the Board, director qualifications, director responsibilities, director independence, voting for directors, limitations on membership on other boards, continuing education for members of the Board, and Board performance evaluations.

Policies and Procedures Relating to Complaints

The Audit Committee has approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. These procedures also provide for the submission by associates of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Please visit the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/about/investor-relations.html) to learn more about our corporate governance practices and access the following documents:

■ Code of Conduct	■ Code of Ethics for the CEO and Senior Financial Officers
■ Corporate Governance Principles	■ Charters for our Board Committees

Our Board's Role in Risk Oversight

Assessing and managing risk is the responsibility of the Board and management of First Financial. Our Board, with the assistance of the Enterprise Risk and Compliance Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management ("ERM") program, which is designed to enable effective and efficient identification, assessment, measurement and management of critical enterprise risks and to align risk appetite and strategy. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk and promote visibility and constructive dialogue around risk at all levels of the organization, enhance risk response decisions, and reduce the potential for operational losses.

The Company's risk governance structure starts with each line of business being responsible for managing its own risks. The Company employs a second line to monitor and provide support to the lines of business while aggregating risks of a similar nature horizontally across units within the organization (e.g. credit, reputation, operational), and a third line internal audit function. Various risk-related committees whose members are comprised of representatives from the lines of business, risk management, audit, and senior management report to the Enterprise Risk Management Committee ("ERMC"). The ERMC is comprised of executive and senior management and is the focal point within our Company to monitor, evaluate, and recommend comprehensive policies and solutions to deal with all aspects of risk, to evaluate effective mitigating and compensating controls, and to assess the adequacy of any risk remediation plans in the Company's businesses.

The Board and executive management have appointed a Chief Risk Officer to support the risk-oversight responsibilities of the Board and its committees. The Chief Risk Officer provides the Board with a quarterly risk profile of the Company, as well as a report on the risk level and trend of each identified risk discipline of the Company compared to Board-established risk appetite and tolerances. Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risks and controls gathered from various internal Company operations. Management then develops risk response plans for risks or controls categorized as needing management focus. Management provides regular reports on the existing and emerging risk

2021 Proxy Statement    |    Corporate Governance        27

portfolio and risk response and monitoring efforts to the ERMC and to the Enterprise Risk and Compliance Committee of our Board.

Risk and Cybersecurity

In addition to its general responsibility to monitor and assess Company risks and controls, the Enterprise Risk and Compliance Committee of the Board has oversight responsibility for the Company's efforts to respond to the increasing cyber and technology related risks. The Company's Chief Information Security Officer chairs the Cybersecurity ERM Committee, attends all quarterly meetings of the ERMC and the Board Enterprise Risk and Compliance Committee and provides a report on the Company's cybersecurity risks and framework, and provides a full cybersecurity report to the full Board of Directors annually. The Company continues to strengthen its infrastructure and staffing and enhance its comprehensive cybersecurity and technology controls. Improving our resiliency against cybersecurity threats remains a key focus for our Board and all levels of management. Among other actions, we have more clearly identified first-line roles, responsibilities and accountability, provided increased training for all employees, engaged in annual cross-functional cyber table top exercises, and continue to improve and enhance internal reporting to the Board and its respective committees, including the results of regularly-performed systems vulnerability scans and other controls testing. The Office of Information Security and the Company's internal auditors periodically engage third parties to help assess the maturity of the Company's cybersecurity efforts and assist it in better managing risks. The Company also maintains cybersecurity insurance to provide coverage in the event of a loss. To date, the Company has not experienced such a breach.

Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees. Additional information concerning each of the following committees may be found in the "Corporate Governance—Board Committees" section of this proxy statement.

■

The Audit Committee reviews our internal control systems to manage and monitor financial reporting and accounting risk with management and our internal audit department.

■

The Capital Markets Committee oversees the Company's capital markets, treasury and capital planning activities.

■

The Diversity and Inclusion Committee oversees the Company's diversity, equity and inclusion initiatives.

■

The Executive Compensation Committee evaluates, with our senior officers, risks posed by our incentive compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks.

■

The Enterprise Risk and Compliance Committee assists the Board in overseeing enterprise-wide risks, including credit, regulatory compliance, market, operational, technology, legal, strategic, and reputation risks.

■

The Corporate Governance and Nominating Committee ("CGNC") oversees our corporate governance functions.

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports about such risks. Select members of management attend our Board and Board committee meetings (other than executive sessions) and are available for questions regarding particular areas of risk.

Corporate Responsibility

Our core beliefs define who we are as a company and how we interact with our employees, our communities, our shareholders and our environment.

Doing the right thing is one of our core beliefs...we do the right thing for each other, our clients, communities and shareholders.

It's the reason we exist...to be woven into the communities we serve. To understand needs and make lives better.

28        2021 Proxy Statement    |    Corporate Governance

These beliefs have driven the establishment of our ALIVE community development strategy, which supports the financial needs of individuals, families and businesses in the emerging markets we serve. ALIVE's five priorities include:

  ■
  Access to banking services and capital;

  ■
  Lending in the community;

  ■
  Investing in local initiatives and the community;

  ■
  Inclusion with involvement and empowerment of all;

  ■
  Volunteering our time; and

  ■
  Education through facilitating opportunities to increase financial literacy.

Details regarding our ALIVE strategy as well as our annual Community Development Report can be found on our website at www.bankatfirst.com/personal/discover/grants-sponsorships.html.

During 2020 we began the process of expanding the ALIVE strategy to incorporate additional environmental, social and governance initiatives. We formed an executive Corporate Responsibility Committee to oversee and guide the Company's environmental, social and governance ("ESG") efforts, including establishing and implementing strategy and goals in various areas, such as diversity, engagement, community investment and community service, to name just a few. We have also formed a cross-functional working group to establish metrics, gather information and research goals for additional ESG initiatives. Our Board of Directors is actively engaged in our corporate responsibility efforts, with quarterly reviews by the Executive Compensation Committee of our commitment to our employees, our Diversity and Inclusion Committee of our commitment to diversity, equity and inclusion, and our Corporate Governance and Nominating Committee of our commitment to our communities, customers and the environment. As we continue down this path, we anticipate significantly enhancing the disclosure of our ESG initiatives and goals during 2021 through our Company website, www.bankatfirst.com, and other publicly available information.

2020 Corporate Responsibility Highlights

COVID-19 Response

Throughout 2020, First Financial prioritized the health and safety of its associates and customers, and the economic needs of its customers and communities.

Our Board of Directors and executive management met frequently during 2020 to monitor the pandemic and make decisions regarding the safety of our workforce. The Company developed and implemented important protocols for safety, including new processes for loan originations and closings that allowed distancing. The Company also worked with consumer and business borrowers to help them navigate economic fallout from the pandemic, including suspending vehicle repossessions and foreclosures for 60 days.

2021 Proxy Statement    |    Corporate Governance        29

Our associates made thousands of outreach calls to clients to ensure they had every possible resource needed to respond to the financial burden caused by the pandemic, including online and mobile account access, loan deferrals or access to funds.

Investing in our Workforce

Our employees are the critical link between our clients' needs and the services we provide. We strive to create a workplace where employees feel valued, empowered and rewarded. 2020 presented unique challenges in workforce management as a result of the shutdowns and shift to remote work. To ensure we heard our employees, the Company used frequent pulse surveys to gain ideas and gauge reaction to various initiatives, and launched our first employee-wide engagement survey in July 2020. We also shifted our training and educational opportunities to virtual

30        2021 Proxy Statement    |    Corporate Governance

technology, giving managers the tools to better understand their teams and help associates have their best days at work.

Our Commitment to Diversity, Equity, and Inclusion

We are committed to making our world a better place, beginning with our commitment to diversity, equity and inclusion. We encourage all employees to seek out and respect differences within our workforce, client base and community.

In 2020, we formed a new Diversity and Inclusion Committee of the Board of Directors to provide guidance and support to our DEI initiatives, including reviewing our quarterly progress towards our DEI goals.

Diversity, equity and inclusion at the Company begins with executive leadership, and our CEO held multiple listening sessions with diverse associates to better understand and identify gaps to be addressed to create a more diverse, equitable and inclusive work environment.

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Our Relationship with our Communities

One of our core values is providing people within our communities access to financial independence. We took substantial steps in 2020 in furtherance of this goal.

Our Commitment to Governance

Our board of directors is committed to strong corporate governance practices. The Board maintains Corporate Governance Principles that are summarized in the Corporate Governance section of this proxy statement, beginning on page 26.

During 2020, our Board sought feedback from our largest shareholders on matters that are important to them, with requests for meetings sent to over 50% of the shareholder base and meetings held with holders of approximately 27% of our shares.

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Our Commitment to the Environment

Our communities thrive when our environment thrives. As a corporate citizen, we take seriously our responsibility to the environment and have implemented strategies to help reduce our environmental impact.

Director Independence

Our Board has determined that all of our directors, except Claude Davis, who served as Executive Chair and Chief Executive Officer within the past three years, and Archie M. Brown, our current Chief Executive Officer, are independent directors as that term is defined in the Nasdaq Stock Market Marketplace Rules (the "Nasdaq Rules"). In addition, our Board has determined that each member of the Audit, Executive Compensation, and Corporate Governance and Nominating Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market and the Securities Exchange Act of 1934 applicable to audit committee members. These determinations are made annually, most recently in April 2021.

Under the Nasdaq Rules and our Corporate Governance Principles, independent directors must not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of being a director. In making this determination, our Board reviews and evaluates transactions and relationships with Board members to determine the independence of each of the members. In making the independence determinations for each of the directors, the Board took into consideration any transactions and relationships that would be required to be disclosed in this proxy statement under "Review and Approval of Related Person Transactions" below.

Board Leadership Structure

Beginning in 2018, our Board leadership structure changed to include an Executive Chair (Claude Davis) and an independent Lead Director (currently Vincent A. Berta). Claude Davis retired from his position as an employee of the Company on December 31, 2019, but remains Chair of the Board, with responsibility for presiding over each Board meeting and performing such other duties as may be incident to the office as determined by the Board. Because Mr. Davis is not independent due to his previous role as CEO and Executive Chair, the Board intends to continue to have an independent Lead Director. The Lead Director has responsibility for consulting with the Chair regarding Board meetings and meeting agendas, acting as a liaison between the Chair and the independent directors with respect to various matters, and leading executive sessions of the independent directors. Although our corporate documents would allow our chair to also hold the position of chief executive officer, our Corporate Governance Principles provide that these two positions must be separate.

The Board believes that the existing structure with an independent Lead Director has worked effectively, particularly with respect to the Lead Director's role as liaison between the Chair and the independent directors. The Chair, Mr. Davis, is best situated to serve as chair of the board because of his extensive experience in the banking industry and his history as former President and CEO of the Company, and the Company and the shareholders are well

2021 Proxy Statement    |    Corporate Governance        33

served by having his industry expertise, knowledge and visibility in the role. The Board intends to continue to evaluate the appropriate structure of the Board from time to time.

Board Self-Assessment

Our Board conducts a self-assessment annually, which our CGNC reviews and discusses with the Board. In addition, each of the committees of the Board conducts annual self-assessments.

Evaluating Nominees and Electing Directors

Evaluating Nominees

The CGNC evaluates director candidates based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder or by the Board. The criteria evaluated by the CGNC may include, among other things, the candidate's judgment, integrity, leadership ability, business experience, industry knowledge, public company experience, professional reputation, and ability to contribute to board member diversity (including, but not limited to gender, race, and ethnicity, as well as experience, geography, qualifications, attributes, and skills). The CGNC recognizes that diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complementary skills and experiences. The CGNC also considers whether the candidate meets independence standards, is "financially literate" or a "financial expert" if appropriate for governance needs, is available to serve, and is not subject to any disqualifying factor. No single individual trait is given particular weight in the decision process.

Policy on Majority Voting

Although our Articles of Incorporation and Amended Regulations provide that director nominees who receive the greatest number of shareholder votes are automatically elected to the Board, our Board has adopted a policy on majority voting for the election of directors that is included in our Corporate Governance Principles. The majority voting policy requires nominees who receive a greater number of votes "withheld" from his or her election than votes "for" his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board.

Upon its receipt of a resignation from a director who has not received the requisite shareholder vote, the CGNC will then consider the resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In making its recommendation to the Board, the CGNC will consider all factors deemed relevant by members of the committee, including the stated reason or reasons why shareholders who cast "withhold" votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an "audit committee financial expert" and whether there are one or more other directors qualified, eligible, and available to serve on such committee in such capacity), and whether the director's resignation from the Board would be in the best interest of First Financial and its shareholders.

The CGNC also will consider a range of possible alternatives concerning the director's tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the "withheld" votes. The Board will take formal action on the CGNC's recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee's recommendation, the Board will consider the information, factors and alternatives raised by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board's decision, together with an explanation of the process by which the Board made its decision and, if applicable, the Board's reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

Shareholder Nominations for Election to the Board

The CGNC will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Amended Regulations. In order to be recommended for a position on the Board by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company's Corporate Governance Principles, and (ii) through a combination of experience and education, have the skills necessary to make an effective

34        2021 Proxy Statement    |    Corporate Governance

contribution to the Board. In connection with next year's Annual Meeting of Shareholders, the CGNC will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 23, 2022, as provided in the Amended Regulations. Notice of a proposed nomination must include the information outlined in the Amended Regulations and should be sent to First Financial Bancorp., Attention: Karen B. Woods, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Director Education

We recognize the importance of our directors keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. The Board also encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Share Ownership Guidelines

The Company maintains a share ownership requirement for its non-employee directors equal to five times the director's annual cash retainer. If a director is not in compliance with the share ownership requirement, he or she is required to hold 75% of the net after tax shares received by the director as part of the annual retainer until the share ownership requirement is met.

All directors are currently in compliance with the share ownership requirements.

In calculating directors' share ownership, the Company includes shares owned individually and unvested restricted shares.

We have also implemented stock ownership and retention guidelines for our named executive officers described further in the Executive Compensation portion of this proxy statement.

Succession Planning

In light of the critical importance of executive leadership to our success, we have instituted an annual succession planning process which is guided by the CGNC.

The succession planning process addresses
■ our chief executive officer position,	■ senior-level managers enterprise-wide.
■ the positions directly reporting to the chief executive officer, and
Management regularly identifies high-potential executives for
■ additional responsibilities, ■ new positions, ■ promotions,	■ or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders.
The CGNC reports to the full Board on its findings and the Board deliberates in executive session on the CEO succession plan.

Meetings of the Board of Directors and Committees of the Board

During 2020, the Board held eleven scheduled meetings. We believe it is important for our directors to participate in board and committee meetings. A director who participates in fewer than 75% of scheduled meetings of the Board and committees of which the director is a member, or who does not attend the annual meeting of shareholders, unless excused by the Board, is subject to not being re-nominated to the Board. In 2020, all directors attended more than 75% of the scheduled meetings and all directors attended the 2020 Annual Meeting of Shareholders.

The Board also held ten executive sessions in 2020 where only independent directors were present.

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Board Committees

Through March 31, 2021, our Board had established the following standing committees: Audit Committee, Capital Markets Committee, Executive Compensation Committee (the "Compensation Committee"), Corporate Governance and Nominating Committee, Diversity and Inclusion Committee, and Enterprise Risk and Compliance Committee. Each committee operates pursuant to a committee charter that is approved by the Board, which is the case for the CGNC Charter, or by the CGNC to whom the Board has delegated the authority to approve other committee charters. Each Board committee serves as a joint board committee of First Financial Bank in addition to being a Board committee of First Financial Bancorp.

The charters of the Audit, Compensation, Corporate Governance and Nominating and Enterprise Risk and Compliance Committees each comply with current Nasdaq Rules relating to charters and corporate governance. Each of these charters is available under the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/about/investor-relations.html).

Audit Committee

Members: William J. Kramer, Chair, Maribeth S. Rahe, Vice Chair, Vincent A. Berta, John T. Neighbours
Number of Meetings in 2020: 9

Committee Primary Responsibilities:
■ Monitor the integrity of the consolidated financial statements of the Company.	■ Monitor compliance with the Company's Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers.
■ Evaluate and monitor the qualifications and independence of the Company's independent auditors.	■ Evaluate and monitor the performance of the Company's internal audit function and independent auditors, with respect to First Financial and its subsidiaries

All members of the Audit Committee were determined to meet the independence and financial literacy standards of the Nasdaq Rules. Directors Kramer, Rahe, and Berta are "audit committee financial experts" for purposes of SEC regulations.

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Compensation Committee

Members: Thomas M. O'Brien, Chair, Susan L. Knust, Vice Chair, William J. Kramer
Number of Meetings in 2020: 5

Committee Primary Responsibilities:
■ Determine and approve the compensation of the CEO and each executive officer of the Company.	■ Evaluate the performance of the Company's CEO for all elements of compensation and all other executive officers with respect to incentive goals and compensation.
■ Review and evaluate all equity and benefit plans of the Company.	■ Oversee the preparation of the compensation discussion and analysis and recommend to the full Board its inclusion in the annual proxy statement.
■ Annually review the incentive compensation arrangements to see that such arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company.	■ Recommend to the Board compensation for non-employee directors.

All members of the Compensation Committee were determined to meet the independence standards of the Nasdaq Rules.

Corporate Governance and Nominating Committee

Members: Vincent A. Berta, Chair, J. Wickliffe Ach, William G. Barron, Corinne R. Finnerty, Thomas M. O'Brien
Number of Meetings in 2020: 4

Committee Primary Responsibilities:
■ Develop and periodically review the effectiveness of the Company's Corporate Governance Principles.	■ Monitor and protect the Board's independence.
■ Consult with the Chairman of the Board concerning the appropriate Board committee structures and appointment of members to each committee of the Board.	■ Establish procedures for the director nomination process and recommend nominees for election to the Board.
■ Oversee the formal evaluation of the Board and all Board committees, including any formal assessment of individual directors.	■ Review shareholder proposals and proposed responses.
■ Promote the quality of directors through continuing education experiences.

■

Annually delegate to the respective committees of the Board or to management, the authority and responsibility for reviewing and approving policies and procedures of the Board (including the board of directors of First Financial Bank) in connection with the Company's ERM program.

All members of the CGNC were determined to meet the independence standards of the Nasdaq Rules.

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Enterprise Risk and Compliance Committee

Members: Cynthia Booth, Chair, William G. Barron, Vice Chair, Claude E. Davis, Corinne R. Finnerty
Number of Meetings in 2020: 4

Committee Primary Responsibilities:

■

Review with management the Company's procedures and techniques to measure the Company's risk exposures and for identifying, evaluating and managing the significant risks to which the Company is exposed and approve related policies.

■ Monitor the Company's risk management performance and ensure that the Company's risk management policies for significant risks are being adhered to.
■ Consider and provide advice to the Board on the risk impact of any strategic decision that the Board may be contemplating.	■ Periodically examine the risk culture of the Company.
■ Periodically set the risk appetite for the Company and monitor compliance with the risk appetite statement including development of risk tolerances, targets and limits.	■ Review the Company's credit portfolio.
■ Review disclosures regarding risk in annual and, if necessary, quarterly SEC filings.

Capital Markets Committee

Members: Maribeth S. Rahe, Chair, John T. Neighbours, Vice Chair, Cynthia O. Booth, Susan L. Knust
Number of Meetings in 2020: 4

Committee Primary Responsibilities:

■

Monitor the management of the purchase, sale, exchange, and other disposition of the investments of the Company, including review of management reports concerning current equity debt security investment positions.

■

Monitor the investment activities of the Company to ensure compliance with external regulations and the Company's applicable policies including requirements relating to composition, diversification, credit risk, and yield.

■

Monitor the capital position of the Company and the capital management activities undertaken by the Company to ensure that capital levels are maintained in accordance with regulatory requirements and management directives.

■ Monitor and oversee interest rate risk, capital market activities, the investment portfolio, and capital planning of First Financial Bank.

Diversity and Inclusion Committee

Members: Cynthia O. Booth, Chair, Archie M. Brown, Claude E. Davis, Corinne R. Finnerty, Thomas M. O'Brien
Number of Meetings in 2020 (since July 2020 organization): 1

Committee Primary Responsibilities:
■ Oversee the DEI Council to advance the diversity, equity and inclusion vision of the Company.	■ Monitor activities in building and developing employees' personal and professional awareness and understanding of diversity, equity and inclusion through education, training and opportunities.

■

Monitor the development and implementation of the Company's diversity, equity and inclusion goals and initiatives, including proper alignment of leadership, and diverse talent recruitment and career advancement.

■ Monitor the messaging and community outreach to ensure First Financial Bank is connecting with diverse consumers and supporting community events that align with our values.

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Review and Approval of Related Person Transactions

Each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions and transactions that may otherwise affect the independence of a director. The responses to these questionnaires are reviewed by the General Counsel and Corporate Secretary of the Company, and outside counsel if appropriate, to determine if there are related person transactions. Pursuant to the Governance Principles of the Board of Directors, any potential related person transaction (regardless of dollar amount) is required to be submitted to the Audit Committee of the Board for approval at a meeting of the Audit Committee, and would also be considered annually by the CGNC when making independence determinations. The determinations of each Committee are documented in the minutes of its meetings.

Pursuant to the Corporate Governance Principles, no director shall perform professional services for the Company or its affiliates in a manner that interferes with that director's independence under the Nasdaq Rules. This prohibition applies to services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company. This prohibition does not apply to professional services that are provided by the director to clients of the Company (or its affiliates) where the Company (or its affiliates) has not given instruction that the service be provided by the director and the Company (or its affiliates) is not the party responsible for payment for the professional services. Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services may include services such as investment services, insurance services, accounting/auditing services, consulting services, marketing services, legal services, property management services, realtor services, lobbying services, executive search services, and IT consulting services.

First Financial Bank has, and expects to have in the future, banking relationships in the ordinary course of business with directors, executive officers, principal shareholders, and their affiliates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Normal, arms-length banking relationships entered into in the ordinary course of business, and consistent with applicable federal banking regulations, are not considered to interfere with a director's independence. Service specialization, rate concessions, fee concessions, or other service or product modifications may similarly be offered to directors and executive officers, and their affiliates, if the same would be offered to other similarly situated clients on a non-discriminatory basis in the ordinary course of business. All loans or extensions of credit to a director or officer, or their affiliates, (i) were made in compliance with Federal Reserve Board Regulation O, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and nature of collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and iv) did not involve more than the normal risk of collectability or present other unfavorable features. In addition, the Company or its subsidiaries from time to time may pay immaterial amounts for such items as event sponsorships and contributions to not-for-profit entities with which our directors have relationships and which payments are in furtherance of our Company's business interests.

Transactions with Related Parties

During 2020, no related person transactions involving our directors or executive officers (or members of their immediate family) requiring disclosure in this proxy statement were identified nor are any such related person transactions currently proposed.

Compensation Committee Interlocks and Insider Participation

During 2020, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served in 2020 on the board of directors or Compensation Committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All banking or financial services transactions between the Compensation Committee members and First Financial Bank were entered into in the ordinary course of business. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Company's Compensation Committee.

Policy Against Hedging Activities

Our Insider Trading Policy prohibits our directors, officers and associates from engaging in any hedging transactions with respect to First Financial shares, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and trading in any derivative security relating to First Financial shares.

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Communicating with the Board of Directors

Shareholders may send communications to the Company's Board or to individual directors by writing to:

    Attn: Board of Directors (or name of individual director)
    First Financial Bancorp.
    255 E. Fifth Street, Suite 2900
    Cincinnati, OH 45202

Letters mailed to this address will be received by the director who serves as Chair of the Audit Committee or the director who serves as Chair of the CGNC, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the Chair of the Audit Committee or his delegate.

Shareholders may also contact the Company's Corporate Secretary, Karen B. Woods, at First Financial Bancorp., 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/about/investor-relations.html under the "Corporate Governance" tab, by clicking on the link "Communicating with the Board of Directors."

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Executive Compensation

Compensation Discussion and Analysis

I.	Executive Summary	41		Market Competitiveness	48
	Introduction	41	IV.	Compensation of Executives in 2020	49
	2020 Business Highlights	42		Elements and Mix of Compensation	50
	2020 Executive Compensation Highlights	43		2020 Performance Measures	52
	2020 Say-on-Pay Advisory Vote and Shareholder	44	V.	Compensation of Executives in 2021	56
	Engagement		VI.	Policies, Guidelines and Other Practices	57
	Best Practices	46	Compensation Committee Report		59
II.	Compensation Philosophy and Objectives	46	2020 Board Compensation		59
III.	Compensation Decision Making	47
	Role of the Compensation Committee	47
	Role of Executive Management	48
	Role of the Compensation Consultant	48

I.    Executive Summary

Introduction

This Compensation Discussion and Analysis (this "CD&A") describes and explains the material elements of 2020 compensation for our Chief Executive Officer, our Chief Financial Officer, and our other highly compensated executive officers. Detailed information regarding the compensation of these executive officers, also called "Named Executive Officers" or "NEOs", is set forth in the tables following this Compensation Discussion and Analysis. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee (or the "Committee") of our Board arrived at specific compensation policies and decisions involving the NEOs.

For 2020, our Named Executive Officers are:

Name	Title

Archie M. Brown	President and Chief Executive Officer

James M. Anderson	Chief Financial Officer

John M. Gavigan	Chief Operating Officer

Karen B. Woods	General Counsel and Chief Risk Officer

Andrew Hauck	Chief Commercial Banking Officer

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation). This CD&A contains information that is important to your voting decision.

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2020 Business Highlights

2020 was a year like no other in the history of our Company. Although it began normally, unprecedented changes were adopted in early March in response to the COVID-19 pandemic, including the closure of our branch lobbies and the transition of a large part of our workforce to remote work locations. The Company's goals and objectives were revised to prioritize and protect the health and safety of our workforce and customers. Additionally, we shifted our focus to provide economic support and relief to our customers and communities through the implementation of the U.S. Government's CARES Act, the Small Business Association's Paycheck Protection Program, and through deferrals of consumer and commercial loan payments. Our associates worked tirelessly, reaching out to our customers to ensure their banking needs were met and familiarizing them with mobile and online banking services, all while engaging in substantial innovation to create and enhance our digital tools. Our 2020 highlights include:

  ■
  transitioning 90% of our workforce to remote working conditions, including preparation of two disaster recovery sites for redundant operations;

  ■
  rapidly developing and launching tools to implement the SBA PPP online application, loan processing and SBA platform integration;

  ■
  developing online account opening and loan origination capabilities;

  ■
  processing approximately 7,000 PPP loan applications, with approximately $900 million in closed PPP loans;

  ■
  providing principal and/or interest deferrals for 4,025 loans;

  ■
  issuing $150 million in subordinated debt;

  ■
  placing approximately 835,000 outreach calls to customers at the beginning of the pandemic to make sure their needs were met; and

  ■
  contributing $1 million from the First Financial Foundation to help fund COVID-19 relief efforts in the communities we serve.

Although our response to COVID-19 consumed a great deal of our Company's focus, we continued to implement our strategic plan. Some additional highlights of our performance include:

  ■
  upgrading our online banking platform, including the addition of live chat and enhanced mobile deposit capabilities;

  ■
  record mortgage production of $1.3 billion;

  ■
  launching our next-generation website; and

  ■
  establishing a Diversity, Equity and Inclusion program for the Company, including naming the Company's first diversity officer, forming an associate-led diversity council, and organizing a Diversity Committee of the Board of Directors.

Despite the economic headwinds of the pandemic, the Company continued to achieve strong financial success:

  ■
  net income of $155.8 million, or $1.59 per diluted share;

  ■
  return on assets of 1.00%, which remains in the top-quartile of the Company's peer group;

  ■
  continued quarterly dividend of $0.23 per share;

  ■
  continued strong credit quality, with a classified asset ratio of 0.89% as of December 31, 2020;

  ■
  maintenance of a strong capital position, with a Tangible Common Equity Ratio of 8.47% and a Common Equity Tier 1 Capital Ratio of 11.82%; and

  ■
  maintenance of a strong net interest margin of 3.51% on a fully tax equivalent basis as of December 31, 2020.

42        2021 Proxy Statement    |    Executive Compensation

1.
Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.

2020 Executive Compensation Highlights

During 2020, the Compensatoin Committee met frequently to stay abreast of the changing economic conditions and monitor the effect of the pandemic on executive compensation structure. Its activities included:

  ■
  engagement in considerable outreach to the Company's institutional shareholders, soliciting feedback on the Company's compensation programs as discussed more fully under 2020 Say-on-Pay Advisory Vote and Shareholder Engagement below;

  ■
  approval and implementation of the new First Financial Bancorp 2020 Stock Plan, approved by shareholders at the 2020 Annual Meeting;

  ■
  along with the Company's compensation consultant, consideration of the impact of the pandemic on the Company's STI and LTI incentive plans, including consideration of whether such plans should be adjusted as a result of events beyond the Company's control; and

  ■
  continuous review of compensation for the Company's executive and other officers to ensure that the compensation program encourages and rewards growth of long-term shareholder value and aligns with the Company's strategic plan and business goals.

Significant Committee decisions included the following:

  ■
  increasing the weighting of performance-based restricted stock to 50% of long-term incentive awards for all NEOs beginning with grants made in 2020, with performance-based restricted stock continuing to require 60th percentile relative total shareholder return and return on average assets performance for target payouts;

  ■
  adding absolute adjusted operating expenses as an additional performance measure in our short-term incentive plan;

  ■
  approving 2020 short-term incentive payouts of 134% of target for all participating employees based on our performance results on the goals established at the beginning of 2020, including top quartile return on average assets performance relative to banks in the KBW Regional Bank Index;

2021 Proxy Statement    |    Executive Compensation        43

  ■
  determining that for executive officers, the above-target portion of the 2020 short-term incentive payout would be delivered in restricted stock with a 3-year vesting period, further aligning executives with our long-term stock price performance; and

  ■
  further diversifying the performance measures in our incentive plans by adding absolute Earnings per Share as an additional performance measure in our 2021 short-term incentive plan.

2020 Say-on-Pay Advisory Vote and Shareholder Engagement

Historically the Company has received a strong shareholder approval in favor of its "say on pay" resolution, including 98% in 2019 and 97% in 2018. However, at our May 2020 Annual Meeting, our Company received approximately 70% support from shareholders. We conducted significant shareholder outreach both in advance of and following the 2020 Annual Meeting to understand the perspectives of our shareholders and what led to the reduced support. Our outreach indicated that the lower votes on the executive compensation program were primarily driven by concerns with a contract-based, post-employment payment made by the Company to Claude Davis, the Chair of the Board and former Executive Chairman and Chief Executive Officer.

Payment to Mr. Davis

We filed supplemental proxy materials on May 13, 2020, to clarify the basis of the payment to Mr. Davis. Mr. Davis served as CEO of the Company from 2004 through 2018, when the Company merged with MainSource Financial Group, Inc. At that time, the Company entered into an employment agreement with Mr. Davis. The agreement provided for him to step down from his role as CEO and serve a three-year term as Executive Chair in order to provide leadership and support for the integration of the merged companies following this transformational and complex merger. The agreement provided for additional compensation at the end of the term as an incentive for successfully completing the CEO transition and merger integration.

Mr. Davis' efforts as Executive Chairman helped achieve a CEO transition and integration that exceeded timing and performance expectations, as evidenced by the Company's top-quartile financial success and the completion of major integration milestones. Accordingly, in April 2019, Mr. Davis requested that the Board consider allowing him to retire on December 31, 2019, as the Company would no longer need his full-time services as Executive Chairman during the remainder of the term. The Board agreed with Mr. Davis' assessment of the successful transition and integration and approved the early termination of Mr. Davis' employment and the payment of the success bonus to Mr. Davis at the end of 2019. This approval accelerated the post-employment payment to Mr. Davis, but also resulted in approximately $1.5 million of overall cost-savings to the Company related to Mr. Davis' foregone salary and incentives for the remainder of the term of his employment agreement.

Shareholder Outreach

The Committee values the perspectives of our shareholders and solicited feedback from its largest shareholders to better understand the concerns related to Mr. Davis' agreement and other aspects of the Company's compensation program. All of the discussions were led by our Compensation Committee Chair, Thomas M. O'Brien, with participation by the Company's Chief Financial Officer, Chief Human Resources Officer and General Counsel, as requested. The results of the conversations were reported to the Compensation Committee and the full Board of Directors periodically and the Compensation Committee considered the feedback provided by shareholders in determining payouts under the 2020 compensation program and the design of the 2021 compensation plan.

The Company proactively reached out to holders of 54% of the Company's shares, which included the 50 largest shareholders of the Company, as well as the leading proxy advisory services. We held meetings with shareholders representing approximately 27% of our shareholder base.

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The following table outlines the feedback we received during our engagement efforts and how we responded:

What We Heard	How We Responded

Shareholders were generally supportive of the design of our compensation program, noting the strong performance-based nature of our program and appropriate balance between cash and equity	We maintained the core structure of our executive compensation program

Several shareholders indicated that they believed the payout to Mr. Davis was a severance payment, tied to the merger with MainSource Financial Group, Inc. in 2018.
In our discussions with shareholders, we clarified that the payment to Mr. Davis was a reward for his performance in ensuring a successful CEO transition and effective integration following the merger, consistent with the terms of his employment agreement that was entered into in connection with the merger.

Many shareholders indicated their belief that the 3-year employment arrangement we entered into with Mr. Davis in connection with the merger was too long, and that similar arrangements should provide for any related payments to occur at the time of a merger or within one year of merger closing.	We understand the shareholder feedback and intend to avoid any similar arrangements in the future.

Some shareholders suggested that we should consider the appropriateness of using return on assets ("ROA") as a metric in both of our short- and long-term compensation plans
We have reduced the weighting on ROA in our short-term incentive plan from 100% in 2018, 75% in 2019 and 50% in 2020 to 40% for 2021. In connection with this change, we also introduced EPS as an additional performance metric in the 2021 short-term incentive plan. While we have reduced the weighting of ROA in our short-term incentive plan, the Compensation Committee continues to believe that it has a strong correlation with shareholder value and therefore remains appropriate to ensure executive pay remains aligned with the shareholder experience.

Shareholders expressed that the use of discretion to adjust for COVID-related impacts under the short term and long-term compensation plans should be measured and, if applied, fully disclosed.
We did not alter the performance goals used to calculate payouts under the Company's 2020 short-term and long-term compensation plans and determined payouts per the original plan terms. The Compensation Committee did determine to reduce the cash payouts to executives under our 2020 short-term incentive plan (replacing a portion of the cash with restricted stock) as a result of the decline in the Company's stock price, as discussed more fully in Compensation of Executives in 2021 below.

Some shareholders suggested that we should consider adding non-financial metrics to our compensation plan, including metrics related to environmental, social and governance issues.
The Compensation Committee evaluated our incentive plans and determined to maintain the focus on our financial results, while maintaining the discretion in our short-term incentive plan to adjust payouts based on its assessment of the overall achievement of operating goals. The Compensation Committee will continue to review and evaluate whether non-financial metrics should be added to our incentive plans.

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Best Practices

Our Compensation Committee follows many compensation and corporate governance best practices when establishing executive compensation:

What We Do	What We Don't Do

✓ Mandate that all members of the Compensation Committee must be independent	✗ Include tax gross-ups in our compensation plans

✓ Impose robust stock ownership guidelines on our executive officers	✗ Provide our executives with significant perquisites.

✓ Emphasize long-term compensation for executives, including a three-year vesting period on all long-term incentive awards	✗ Pay dividends on unvested restricted stock. All dividends accrue and are paid only on earned shares once the stock has vested.

✓ Regularly obtain guidance from an independent compensation consultant as to the amount and design of compensation	✗ Allow our directors, executives or other employees to hedge, pledge or sell short our stock

✓ Require a double trigger in the event of a change in control (both a change in control and an involuntary termination or reduction in compensation must occur) before severance awards may be paid	✗ Allow shares forfeited under our equity plans to be re-issued (share recycling)

✓ Require a double trigger for the acceleration of vesting of our equity awards in the event of a change in control	✗ Allow for the repricing of any stock options

✓ Require a clawback of incentive compensation in the event of fraud that results in the restatement of our financial statements or willful misconduct

✓ Permit discretion by the Compensation Committee to adjust compensation for various factors, including its assessment of the quality of risk management

✓ Consider the Company's "say-on-pay" vote results when making compensation decisions.

II.    Compensation Philosophy and Objectives

The compensation program adopted by the Compensation Committee is designed to reward employee performance and the growth of long-term shareholder value. The Compensation Committee seeks to attract, retain and motivate the Company's employees by aligning competitive, market-based compensation programs with the Company's objectives, business strategy and financial performance. At the same time, the Committee seeks to ensure that the Company's compensation program promotes a customer-focused culture in which employees are not incentivized to take inappropriate risks.

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The Compensation Committee has identified the following guiding principles that form the basis for the Company's compensation program. Compensation should:
  ■
  Support a pay-for-performance culture that results in the growth of long-term shareholder value.

    ■
    For executives, a higher percentage of pay should be variable based on the achievement of corporate financial goals. The compensation program should also promote stock ownership to enhance alignment with shareholders.

    ■
    For non-executives, compensation should motivate both corporate and individual goals.
  ■
  Drive alignment with the Company's strategic plan and business goals, creating a clear line of sight between objectives and the rewards for achieving them.
  ■
  Be competitive within the market to enable the Company to attract and retain high performing employees who are critical to the Company's success.
  ■
  Incorporate proper governance practices and be structured to ensure employees are not incentivized to take unnecessary or excessive risks.
  ■
  Be fair, internally equitable and flexible when appropriate and necessary.

III.    Compensation Decision-Making

Three parties play an important role in establishing compensation levels for the Company's executive officers: (i) the Compensation Committee, (ii) senior management, and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.

Role of the Compensation Committee

The Compensation Committee has the responsibility to:

  ■
  Review and approve the composition of the peer group companies used to assess the Company's pay practices, target pay opportunities, and establish performance goals and objectives;

  ■
  Approve the executive compensation plan design and target structure, including setting targets for incentives using management's internal business plan, industry and market conditions and other factors;

  ■
  Review the performance and determine the compensation of the CEO and other executive officers;

  ■
  Determine the amount of, and approve, each element of total compensation paid to the NEOs, and determine the general elements of total compensation for other senior officers;

  ■
  Review all components of compensation (both target and actual) for the CEO and the other NEOs, including base salary, bonus, and long-term incentives; and

  ■
  Define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change in control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole, as well as peer group data. It makes specific compensation decisions and awards based on such information, along with Company performance, individual performance and other circumstances as appropriate.

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Role of Executive Management in Compensation Decisions for NEOs

Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company's compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities, and stock awards for the executive officers other than himself.

In approving compensation for 2020, the Compensation Committee considered the CEO's recommendations for the executive officers. The Compensation Committee, in consultation with its compensation consultant and the Chair of the Board, made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.

Role of the Compensation Consultant

To assist in its efforts to meet the objectives outlined above in 2020, the Compensation Committee retained Meridian Compensation Partners, LLC ("Meridian") to provide general executive compensation consulting services to the Committee and to advise and counsel management. Pursuant to the Compensation Committee's charter, the Compensation Committee has the power to retain or terminate such consultant and engage other advisors. A representative of Meridian regularly participated in meetings of the Committee, including executive sessions without management present.

Meridian typically collaborates with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices, and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier. In accordance with SEC Rules and NASDAQ listing standards, the Committee took appropriate actions to confirm the independence of Meridian.

Market Competitiveness

From time to time, our Compensation Committee considers the compensation practices of a group of similarly-sized publicly-traded financial services/banking organizations designated as the Company's peer group in establishing and reviewing the Company's performance, the structure of the Company's compensation program, and the actual compensation of our executive officers. Companies have historically been included in the Company's peer group based on their relevance in terms of asset size (approximately one-half to two times the asset size of the Company), business model, products, services and geographic location as compared to that of the Company. The Committee reviews and approves the peer group annually with input from our independent compensation consultant and management.

In 2020, the Compensation Committee reviewed the institutions comprising the peer group and removed one bank (South State Corporation) that had completed a significant acquisition during the prior year, resulting in an asset size beyond the group. The Committee added one bank (TowneBank) it felt reasonably resembled the Company in size, revenue and business model. In reviewing the peer group during 2020, given the impact of Paycheck Protection Program loans on bank balance sheets, the Committee considered the asset sizes of peer institutions at both December 31, 2019 and June 30, 2020 in making its determination of the appropriate peer group.

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The 2020 peer group consisted of the following 20 financial services companies:

Name of Institution	Asset Size as of Q4 2019 (In Billions)	Asset Size as of Q2 2020 (In Billions)

Pinnacle Financial Partners, Inc.	$27.8	$33.3

United Bankshares, Inc.	$19.7	$26.2

Fulton Financial Corporation	$21.9	$24.6

BancorpSouth Bank	$21.1	$23.2

Old National Bancorp	$20.4	$22.1

Simmons First National Corporation	$21.3	$21.9

First Midwest Bancorp, Inc.	$17.9	$21.2

Atlantic Union Bankshares Corporation	$17.6	$19.8

Cadence Bancorporation	$17.8	$18.9

Customers Bancorp, Inc.	$11.5	$17.9

Peer Median	$15.3	$17.4

Independent Bank Group	$15.0	$17.0

WesBanco, Inc.	$15.7	$16.8

Trustmark Corporation	$13.5	$15.7

TowneBank	$11.9	$15.6

Heartland Financial USA, Inc.	$13.2	$15.0

United Community Banks, Inc.	$12.9	$15.0

Renasant Corporation	$13.4	$15.0

First Merchants Corporation	$12.5	$13.8

First Busey Corporation	$9.7	$10.8

Park National Corporation	$8.6	$9.7

First Financial Bancorp	$14.5	$15.9

Our Compensation Committee uses peer information as a reference point when evaluating the elements and amounts of the compensation paid to our Chief Executive Officer and our other executive officers. The Committee does not establish the compensation of our executive officers using direct comparisons to our peer group, but instead uses peer group data as a competitive market check on executive officer compensation. Peer group data is one of several factors used by the Compensation Committee when setting the compensation of our Chief Executive Officer and other executive officers.

IV.    Compensation of Executives in 2020

The Compensation Committee regularly reviews peer and industry information concerning levels of compensation and performance in order to make competitive pay decisions. In 2020, the Compensation Committee used this information and analysis as a benchmark for setting pay opportunities, such as changes to base salary, annual incentive awards and long-term incentive grants.

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Elements and Mix of Compensation

The three primary components of executive compensation are base salary, annual incentive awards and equity based long-term incentive awards. Benefits comprise a smaller component of overall pay. The purpose and features of each component are summarized in the sections below.

Primary Elements of Compensation:

Base Salary— To competitively compensate executives for day-to-day contributions, skills, experience, and expertise.	Short-Term Incentive Compensation— To motivate executives through the opportunity to share in the rewards of the current year's results.	Long-Term Equity Incentive Compensation—

To motivate executives through the opportunity to share in the rewards of sustained long-term results and value creation consisting of both time- and performance-based restricted stock.

Additional Benefits:

To provide competitive benefits that encourage retention by supporting the security and protection of executives and their families, including:

■

Employment agreements and change in control and severance agreements;

■

Retirement and other benefits; and

■

Limited perquisites and other personal benefits.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives and each element of compensation is interdependent on the other elements. Applying the Company's core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes these elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay for performance, alignment with shareholder interests, market competitiveness, proper governance and compliance with all legal and regulatory guidelines.

The mix and relative weighting of each compensation element reflect the competitive market and the Company's compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, and internal consistency.

Target compensation for each NEO is a mix of short-term (cash) and long-term (stock) incentives. A substantial portion of this mix is at risk and varies based on the performance of the Company, including the creation of long-term shareholder value. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If the Company performs well (based on both internal objectives and peer group comparisons), award levels are intended to be strong. If the Company underperforms, award levels and values will be negatively impacted.

The mix of compensation awarded in 2020 to our NEOs reflects our compensation philosophy. A substantial portion of our executives' compensation is at risk and tied to performance goals that align with the Company's strategy and shareholder experience, with a heavier weighting towards equity versus cash compensation.

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CEO Target Pay Mix:

Other NEOs Average Target Pay Mix:

Base Salary

Base salaries for our NEOs reflect their role and value to the Company. Base salaries are reviewed annually and adjusted as appropriate to reflect each NEO's performance, contribution, and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives).

The Compensation Committee sets base salaries for NEOs by utilizing market data based on peer companies and published survey data. The Committee also gives consideration to each executive's role, contribution, performance and experience, as well as internal equity. The Compensation Committee reviews base salaries annually but may engage in additional reviews as necessary to address competitive increases or to reflect increases in a particular NEO's responsibilities.

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The Compensation Committee reviewed peer data in order to ensure that base salaries are competitive within the market, with a general goal of ensuring that base salaries and total compensation are competitive with the median of the market data. The table below provides the base salary decisions made by the Compensation Committee in 2020:

Named Executive Officer	2019 Base Salary	Percentage Increase	2020 Base Salary

Archie M. Brown	$800,207	0%	$800,207

James M. Anderson	$395,000	4%	$410,000

Karen B. Woods	$365,000	4%	$380,000

John M. Gavigan	$350,000	4%	$365,000

Andrew Hauck	$385,000	3%	$395,000

Short-Term Incentive Compensation

Short-term incentives serve as a key mechanism to vary pay levels according to Company-wide short-term performance, linking executive financial rewards to the value delivered to our shareholders. Such incentives are earned and paid annually, but only after established threshold corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, payouts for the Company's executive officers under the short-term incentive plan ("STIP") are based entirely on corporate, rather than individual, performance. This approach also emphasizes that collective individual performances will result in improved business performance and favorably impact shareholder value.

2020 Target Compensation.    Generally, the Compensation Committee establishes target compensation levels for our executives under the STIP at the beginning of each fiscal year, taking into consideration such factors as the compensation philosophy, program objectives, relevant market data, individual performance and the scope and responsibility of each individual. In general, target short-term incentive opportunities are targeted at or below market median levels, with executives having the opportunity to earn higher payouts if warranted based on the overall performance of the Company.

In 2020, the Compensation Committee engaged in a review of the executive team's STIP target levels and made certain adjustments in order to ensure that 2020 target compensation provided reasonable target pay opportunities in relation to pay offered for comparable positions by financial services companies included in our peer group.

Target award opportunities are expressed as a percentage of actual base salary paid for the performance year for all participants. Actual awards may range from 0% to a maximum of 200% of the target award opportunity. The NEO target levels were as follows for the 2020 plan year:

Named Executive Officer	Target STIP (as a percentage of base salary)

Archie M. Brown	80%

James M. Anderson	60%

Karen B. Woods	55%

John M. Gavigan	55%

Andrew Hauck	55%

2020 Performance Measures

Performance measures and their relative weightings are selected and approved by the Compensation Committee based on their relevance as key, balanced measures that drive shareholder value creation and align with the Company's internal, board-approved business plan. Performance is measured over a 12-month period for all participants (including the NEOs).

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Traditionally the STIP performance measures include a mix of 2-3 absolute and relative measures designed to reflect the Company's performance compared to its budget and its peers. For 2020, the Compensation Committee selected the following 3 measures:

Measure	Relative to:	Weighting	Rationale

Return on Assets	KBW Index	50%	The Compensation Committee believes that relative ROA has a strong correlation to shareholder value and provides an incentive to Company executives to achieve top quartile performance among its peers.

Classified Assets	KBW Index	25%	The Compensation Committee believes that relative classified assets emphasizes the Company's commitment to a quality loan portfolio, rather than just portfolio growth, which in turn enhances shareholder value and the long-term success of the Company.

Adjusted Operating Expense	Budget	25%	The Compensation Committee believes that operating expense, compared to budget, emphasizes the Company's commitment to sound expense management.

The Committee also established that all payouts under the STIP would be reviewed in the event the Company's earnings fell below $1.50 per share.

The Compensation Committee also has discretion to make a downward adjustment to STIP payouts in the event of a material risk management failure or a material error that results in financial restatement. Additionally, the Compensation Committee has discretion to adjust the formulaically-calculated payout for performance in non-financial areas that may or may not directly affect the Company's achievement of specific financial metrics for a particular year but are nevertheless important to the enhancement of shareholder value

The KBW Regional Banking Index (KBW Index) is made up of approximately 50 regional banks (excluding the Company) located throughout the country that are generally within an asset and market capitalization range comparable to the Company. This peer group is broader than the Company's established peer group which is used for setting overall compensation. The ROA and Classified Assets metrics were selected by the Committee because of their strong correlation with shareholder value. Operating Expense relative to budget was selected as a metric in order to incentivize expense management, with adjustments made for certain one-time non-operating expenses that the Compensation Committee determined to be not reflective of the Company's performance.

The Committee established the following performance goals for the Company's 2020 STIP:

		Payout

Metric	Weight	<25% of Peers	50% of Peers	75% of Peers	>90% of Peers

Return on Assets	50%	0% Target Payout	100% Target Payout	150% Target Payout	200% Target Payout

Classified Assets	25%	0% Target Payout	100% Target Payout	150% Target Payout	200% Target Payout

		>/= 101% of Budget	99.5% of Budget	98.8% of Budget	</= 98% of Budget

Adjusted Operating Expense	25%	0% Target Payout	100% Target Payout	150% Target Payout	200% Target Payout

Total actual payout interpolated from 0% to 200% of target starting at threshold performance.

In order to generate a payout, the Company's ROA and Classified Assets were each required to exceed a threshold of the 25th percentile of the peer group, and the Company's adjusted operating expense was required to be less than or equal to 101% of the Company's budget. Thereafter, the actual payout was interpolated with a maximum of 200% of the payout of the target award opportunity.

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2020 STIP Payouts

The calculation of the payouts for 2020 under the annual Short-Term Incentive Compensation Plan for all participants, including the named executive officers of the Company, was as follows:

Measure	Weighting	FFBC Results	FFBC Ranking (percentile)	FFBC Performance vs. Budget	Payout % of Target	Peer[1] Group Component Median (%)	Peer[1] Group Component Top Quartile (%)	Peer[1] Group Component Lowest Quartile (%)

Return on Assets	50%	1.05%	73.7	n/a	147.4	0.88	1.08	0.72

Classified Assets	25%	0.89%	78.8	n/a	162.7	1.25	0.91	1.61

Expenses	25%	$323.4	n/a	99.8	78.7

					134.0

1.
Peer performance reflects data for the twelve months ended September 30, 2020. Company performance based on 12-month GAAP (adjusted) actuals ended December 31, 2020. Information concerning the reconciliation of non-GAAP information is provided in Appendix A.

The Compensation Committee considered the calculated payout under the 2020 STIP in light of the current economic environment and decrease in the Company's stock price during 2020. Additionally, the Committee considered the fact that the Company's STIP was calculated predominantly in relation to peer results, rather than budget, which resulted in a payout in excess of target despite a decline in our absolute results. Following consultation with the Company's independent compensation consultant, review of feedback from the Company's largest investors and consideration of the foregoing factors, the Committee determined to adjust the STIP payouts for executives so that the amounts paid in excess of target were paid in restricted shares of Company stock. These awards will vest over three years, with a third of each award vesting on each anniversary date of the date of grant. The Committee believes this was appropriate to ensure the above target portion of the 2020 STIP payout is tied to our shareholder experience.

Based upon the Company's performance at 134.0% of target, and subject to the foregoing adjustment, the Compensation Committee approved the following STIP payouts to the Company's NEOs for 2020:

Named Executive Officer	Cash STIP Payout	Equity Award

Archie M. Brown	$640,166	$217,864

James M. Anderson	$244,844	$83,327

Karen B. Woods	$207,941	$70,767

John M. Gavigan	$199,691	$67,960

Andrew Hauck	$216,544	$73,695

Long-Term Incentive Compensation

The Company's long-term incentive program ("LTIP") is designed for the Company's senior leaders who have a direct and measurable impact on the long-term performance of the Company. The LTIP is a key component of the total compensation package and is intended to help attract, motivate and retain top professionals in the organization. Because the LTIP awards vest over a three-year period, the awards serve to align management and shareholder interests, including the long-term success of the Company and increased shareholder value.

The LTIP awards for senior executives, including the NEOs, include fifty percent (50%) performance-based restricted stock and fifty percent (50%) time-based restricted stock.

Performance-Based Restricted Stock Awards.    Performance-based restricted stock vests after three years only upon attainment of certain pre-determined performance measures. For 2020, the grants were based 50% on our 3-year total shareholder return and 50% on our 3-year average return on assets, in both cases relative to the banks in the KBW Regional Bank Index. The award is structured such that at the end of the three-year performance period:

  ■
  No portion of the award may vest if performance against peers in the KBW Regional Bank Index is below the 25th percentile.

  ■
  50% of the award will vest if performance is at the 25th percentile.

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  ■
  Above median performance (60th percentile versus peers) must be achieved in order for 100% of the award to vest.

  ■
  The maximum payout is capped at 150% of the initial award amount for performance at or above the 75th percentile.

  ■
  The number of shares that will vest is interpolated between the levels described above for performance between the 25th and 75th percentiles.

Time-Based Restricted Stock Awards.    Time-based restricted stock awards generally vest over three years, with a third of each award vesting on each anniversary date of the date of grant. Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.

Vesting of 2017 LTIP Performance-Based Stock Awards

In 2020, the Committee approved the vesting of certain awards of performance-based restricted stock issued on March 7, 2017. The performance-based restricted stock vested on March 5, 2020, upon the attainment of the following performance targets, each of which made up 50% of the metric:

  ■
  Return on Assets compared to peer over the 36 months ended December 31, 2019; and

  ■
  Total Return compared to peer over the 36 months ended December 31, 2019.

The peer performance was calculated using the KBW Index based on the same performance scale outlined above for the 2020 grants. The calculation of the payouts for 2020 for all participants, including the named executive officers of the Company, was as follows:

		KBW Index Results			FFBC Percentile

Measure	25th Percentile	Median	75th Percentile	FFBC Results	Ranking	Payout

Return on Assets	1.02	1.18	1.37	1.42	76.9	120%

Total Return (%)	(6.41)%	3.19%	10.61%	(2.21)	37.1	67.3%

				Total Payout		93.6%

2020 LTIP Grants.    In March 2020, the Compensation Committee reviewed target compensation levels in the context of relative performance versus peers as well as survey and peer proxy data. The following chart summarizes LTIP target amounts (as a percentage of base salary) for the named executive officers in 2020:

	Grant Date	LTI Target (% of base salary)	Grant Date Value[1]	Total Number of Shares Granted	Shares of Performance- based Restricted Stock Granted	Shares of Time-based Restricted Stock Granted

Archie M. Brown	3/5/20	110%	$880,010	44,580	22,290	22,290

James M. Anderson	3/5/20	60%	$246,040	12,464	6,232	6,232

Karen B. Woods	3/5/20	60%	$228,036	11,552	5,776	5,776

John M. Gavigan	3/5/20	60%	$219,036	11,096	5,548	5,548

Andrew Hauck	3/5/20	60%	$237,038	12,008	6,004	6,004

1.
Based on a closing stock price of $19.74 per share as of March 5, 2020.

Executive Benefits and Perquisites

In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

Employment, Severance and Change in Control Agreements.

The Company has entered into an Employment and Non-Competition Agreement with Mr. Brown, and Severance and Change in Control Agreements with its other NEOs. The purpose of the agreements is to secure the continued service and dedication of the executives and to provide for certainty and fairness in the event an executive's employment is terminated without cause or in the event of an actual or threatened change in control of the company.

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The Company believes the agreements are important in the Company's ability to attract and retain executives, particularly in the event the Company is engaged in a transaction which could constitute a change in control. Each of the NEOs entered into new employment or severance and change in control agreements in connection with the Company's 2018 merger with MainSource after consulting with the Company's compensation consultant and examining peer data regarding employment and change in control agreements.

The potential payments to be made to each of the NEOs in the event of their termination either without cause or in connection with a change in control are discussed in the tables on page 69 of this proxy statement.

Pension and Other Deferred Compensation Plans

Pension Plan

The First Financial Bancorp Associate Pension Plan and Trust ("Pension Plan") is a tax-qualified pension plan covering eligible employees of the Company. See the Pension Benefits Table on page 65 for the material terms and conditions of the Pension Plan as applicable to the NEOs for 2020 who are currently employees of the Company.

Executive Supplemental Retirement Plan

The Company maintains a supplemental executive retirement plan to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. See the Pension Benefits Table on page 65 for the material terms and conditions of the SERP as they pertain to the NEOs for 2020

Group Term Life Insurance

All the NEOs are eligible for the Company-paid group term-life insurance benefit that is available to all full-time associates in the amount of two times annual base salary up to $600,000.

Other Benefits.    Executives can participate in group medical and life insurance programs, a 401(k) plan with a discretionary performance-based contribution by the Company, and a pension plan, all of which are generally available to all our associates on a non-discriminatory basis. The benefits serve to protect executives and their families against financial risks associated with illness, disability, and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted.

V. Compensation of Executives in 2021

In March 2021, the Compensation Committee met to consider the executive compensation program for 2021. The Committee, in consultation with Meridian, reviewed the Company's compensation philosophy, the overall structure of the compensation program, the targets and metrics to be used in 2021, peer data regarding the mix and structure of compensation for executives in each role and the compensation to be awarded to executives. Based upon this review, the Compensation Committee approved certain changes to the Company's compensation program for 2021.

Base Salaries.    In February and March 2021, the Compensation Committee considered the current economic forecast for 2021, including the continuation of low interest rates and the uncertainty surrounding credit. The Committee also considered certain priorities identified by management for 2021 such as identifying and addressing any potential pay gaps within the Company. Upon the recommendation of executives, the Compensation Committee determined not to adjust the base compensation, STIP targets or LTIP targets for any named executive officers.

Short-Term Incentive Compensation.    Additionally, the Committee reassessed the performance metrics under the Company's STIP. The Committee noted the fact that notwithstanding the decline in the Company's stock price and earnings during 2020, the formula for calculating the short-term incentive payout resulted in an above-target payout due in part to the fact that the majority of the calculation is based upon a comparison to the Company's peers, versus absolute measures. The Committee also considered the feedback it received from shareholders during its outreach meetings in 2020, including the suggestion that the Company consider its reliance on Return on Assets as a measure

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in both the short-term and long-term compensation plans. Based upon these considerations, the Committee approved the following measures for short-term incentive compensation for 2021:

Measure	Relative To	Weighting

Return on Assets	Peer	40%

Classified Asses	Peer	30%

Earnings Per Share	Budget	30%

These adjusted measures reflect a reduced weighting on ROA (from 50% to 40%), and the inclusion of Earnings Per Share at a weight of 30%. The Compensation Committee believes EPS, compared to budget, will ensure that the Company's absolute results are appropriately considered in determining executives' short-term incentive compensation.

VI. Policies, Guidelines and Other Practices

Evaluation for Excessive Risk in Compensation Programs

The following outlines the method by which the Company reviews and evaluates compensation programs, policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:

  ■
  The Compensation Committee discusses annually the governance structure and management practices to effectively monitor and manage risks in compensation programs, policies and procedures;

  ■
  To further mitigate risk, the Committee has responsibility for the design and evaluation of all executive compensation programs, including broad-based Short-Term and Long-Term Incentive Plans; and

  ■
  The Committee has responsibility to review and ratify the Company's non-executive incentive compensation plans. The Committee's review of incentive compensation plans is supported by management processes aligned with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010. Incorporated into the management processes is a review, including a risk evaluation, of the components of the Company's incentive plans by human resources, finance, and risk management personnel.

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from the Company's compensation programs, policies, and practices for the Company's NEOs, or in general our associates, that are reasonably likely to have a material adverse effect on the Company. It is both the Committee's and management's intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Clawbacks

The Committee has approved the Policy Regarding Recoupment of Incentive Compensation pursuant to which the Company may seek recoupment of all or part of any incentive compensation paid, or forfeiture of all or part of any incentive compensation to be paid, to senior management in the event:

  ■
  The officer's misconduct or negligence has resulted in the Company being required to restate its financial statements filed with the U.S. Securities and Exchange Commission due to material noncompliance with any financial reporting requirement.

  ■
  An incentive compensation award was based on materially inaccurate data resulting from an officer's fraud, willful misconduct, or gross negligence.

  ■
  The incentive compensation paid or to be paid is related to willful misconduct or gross negligence that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company (regardless of financial restatement).

  ■
  The Company becomes subject to any statute, regulation or other government direction that, in the opinion of legal counsel, requires the return of the incentive compensation paid to an officer.

This policy applies to all executive officers (including the NEOs) and all officers holding the title of senior vice president or higher (or equivalent positions). The policy will apply to all incentive compensation (including cash and equity awards) paid or received during the three years prior to any event as described above.

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Share Ownership Requirements

The Company maintains a share ownership requirement for its CEO equal to five times base salary. The share ownership requirement for the other NEOs and executives is two times base salary for executives with LTI awards of 50% or greater of base salary, and one times base salary for executives with LTI awards of less than 50% of base salary. If the CEO or executive is not in compliance with the share ownership requirement, he or she is required to hold 75% of the net after tax shares received by the executive from option exercises or restricted stock vesting until the share ownership requirement is met.

The CEO and each of the executives are currently in compliance with the share ownership requirements.

In calculating executives' share ownership, the Company includes shares owned individually, unvested restricted shares (both time and performance based) and shares held in the Company's 401(k) Savings Plan or other non-qualified deferred compensation plan.

Use of Discretion and Other Factors in Pay Decisions

While the Compensation Committee generally exercises discretion on a limited basis, we believe that providing the ability for them to do so in determining the various elements of compensation is an important feature of the Company's compensation philosophy. Because the Company has always taken a long-term view, we provide for the Committee to exercise judgment and discretion rather than relying solely on formulaic results, and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company's unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company's use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary performance in non-financial areas that may or may not directly affect the Company's achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of shareholder value.

Tax Deductibility of Compensation

As part of its responsibilities, the Compensation Committee has historically reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally disallowed tax deductions for compensation of over $1 million to our covered executive officers.

The Compensation Committee continues to believe that shareholder interests are best served by not limiting its flexibility in establishing compensation programs, even if that may result in compensation expenses that are not deductible. Therefore, it is not anticipated that Section 162(m) will significantly impact the design of our compensation program going forward.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants

Our policy is to make grants of equity-based compensation only at current market prices. Absent special circumstances, it is our policy to make the majority of equity grants at a regularly scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, generally once per quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity-based grants at times when they will not be influenced by scheduled releases of information. Grants of equity-based awards primarily have grant dates corresponding to regularly scheduled meetings of the Compensation Committee in the early part of the fiscal year. For 2020, we chose the March meeting of the Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with equity-based grants. We believe we minimize the influence of our disclosures of non-public information on the long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Compensation Committee
Thomas M. O'Brien, Chair Susan Knust, Vice Chair William Kramer

2020 Board Compensation

Board members are compensated with a combination of cash and stock-based compensation. The goal of the compensation package is to attract and retain qualified candidates to serve on the Board of Directors, and to align the interests of the Board with those of the shareholders of the Company. In setting compensation, the Board considers primarily the fees paid by the Company's compensation peer group, which is the same peer group used by our Compensation Committee to evaluate executive compensation.

Compensation Consultant.    The Board engaged Meridian Compensation Partners, LLC as its consultant to assist in evaluating the Company's director compensation for 2020. Meridian reviewed the amount of the Board's compensation as well as the breakdown between cash and equity compensation in comparison to the Company's peers. The Executive Compensation Committee considered Meridian's analysis in establishing 2020 director compensation.

Board/Committee Fees.    In 2020, non-employee directors of the Company received annual retainers of $100,000, of which a total of $50,000 was paid in cash and the remaining $50,000 was awarded in restricted stock on the date of the 2020 Annual Meeting of shareholders. The restricted stock has a one-year vesting period. Directors did not receive any fees for service on the board of directors of First Financial Bank. The lead director of the board was paid an additional annual retainer of $25,000 in cash and each committee chair was paid an additional annual retainer of $10,000 in cash in order to recognize the extensive time that is devoted to lead director and committee matters including meetings with management, auditors, attorneys and consultants, and preparing committee agendas. Cash director fees are paid quarterly.

Election to Purchase Stock with Cash Retainer.    Directors have the opportunity, pursuant to the 2019 Director Fee Stock Plan, to elect to use all or a portion of their board fees to purchase the Company's common shares. For those directors who make an annual election to participate in the Director Fee Stock Plan, shares are issued directly to directors quarterly in lieu of cash payments under the 2020 Stock Plan.

Director Compensation Table

During the fiscal year ended December 31, 2020, we provided the following compensation to our non-employee directors. Archie M. Brown, who was also an employee of the Company in 2020, did not receive any additional fees for serving on the Board and therefore has been omitted from the table. For a discussion of Mr. Brown's compensation, see "Compensation of Executives in 2020" above.

As previously disclosed, in April 2019 the Company entered into an agreement with Mr. Davis in connection with his retirement, effective December 31, 2019, as Executive Chair of the Company. The agreement provided that Mr. Davis would serve as the non-executive Chairman of the Board and continue to provide advisory services to the Company's management in the areas of board governance, succession planning, corporate strategy, capital allocation and deployment, investor relations, enterprise risk, and strategy for the First Financial Foundation through December 31, 2021. In consideration of his role as Chairman of the Board and these additional responsibilities, the Company agreed to pay Mr. Davis a board retainer fee of $450,000 during each of 2020 and 2021, in lieu of any other director fees, and payable in the same manner and on the same schedule as retainer fees are paid to current members of the

2021 Proxy Statement    |    Executive Compensation        59

Board of Directors. Beginning in 2022, any retainer fees paid to Mr. Davis will be determined by the Compensation Committee in the normal course of its responsibilities.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)

J. Wickliffe Ach	60,417	50,000	1,986	112,403

Kathleen L. Bardwell[4]	20,833	n/a	1,986	22,819

William G. Barron	50,000	50,000	1,986	101,986

Vincent A. Berta	69,583	50,000	1,986	121,569

Cynthia O. Booth	62,500	50,000	1,986	114,486

Claude E. Davis	225,000	225,000	1,986	451,986

Corinne R. Finnerty	50,000	50,000	1,986	101,986

Erin P. Hoeflinger[4]	20,833	n/a	1,986	22,819

Susan L. Knust	50,000	50,000	1,986	101,986

William J. Kramer	60,000	50,000	1,986	111,986

John T. Neighbours	50,000	50,000	1,986	101,986

Thomas M. O'Brien	60,000	50,000	1,986	111,986

Richard E. Olszewski[4]	20,833	n/a	1,986	22,819

Maribeth S. Rahe	60,000	50,000	1,986	111,986

1.
Includes board retainer and additional retainers for lead director and committee chairs.

2.
Based on the closing price of First Financial's common shares as of the date of grant (May 26, 2020) of $13.02 per share. These shares were issued as restricted stock which vests on May 25, 2021. Dividends on unvested restricted stock are held in escrow and paid upon vesting of the shares.

3.
Includes accrued dividends paid on restricted stock that vested in 2020.

4.
Retired from the Board of Directors on May 26, 2020.

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COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual and long-term compensation of (i) our principal executive officer and principal financial officer, and (ii) the three next most highly compensated executive officers for 2020 other than the officers who served as principal executive officer or principal financial officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

Archie M. Brown[1]	2020	800,207	200	880,010	640,166	95,758	23,743	2,440,084
Chief Executive Officer	2019	796,621	100	854,591	876,617	66,687	9,794	2,604,410
	2018	588,312	100	1,177,372	430,352	29,377	29,728	2,255,241

James M. Anderson[1]	2020	407,693	107	246,040	244,844	41,204	6,110	945,998
Chief Financial Officer	2019	389,615	100	180,028	306,657	30,454	3,376	910,230
	2018	273,846	100	307,641	170,137	13,673	1,001	766,398

Karen B. Woods[1]	2020	377,692	200	228,036	207,941	38,085	5,787	857,741
General Counsel and Chief	2019	362,693	300	175,018	285,158	26,660	3,574	853,403
Risk Officer	2018	240,846	100	218,375	125,775	12,085	1,748	598,929

John M. Gavigan	2020	362,693	250	219,036	199,691	47,812	12,062	841,544
Chief Operating Officer	2019	348,462	100	170,035	273,892	41,607	8,789	842,885
	2018	310,539	100	271,834	155,726	21,725	9,190	769,114

Andrew Hauck	2020	393,462	0	237,038	216,544	37,041	4,455	888,540
Chief Commercial Banking
Officer

1
Mr. Brown, Mr. Anderson and Ms. Woods joined the Company on April 1, 2018.

2
Amounts represent the aggregate grant date fair value of stock awards granted under the First Financial Bancorp Amended and Restated 2012 Stock Plan (the "Amended and Restated 2012 Stock Plan") during the period, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") topic 718, Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 20—Stock Options and Awards to the Company's consolidated financial statements in the 2020 Annual Report at page 94. All awards include both time- and performance-based restricted stock awarded during the year shown. The grant date fair value of the performance based restricted stock is based on a target level of performance and will likely vary from the actual amount the individual earns upon vesting of the awards. Assuming the highest level of performance, the grant date value of the 2020 awards would be:

Archie Brown	$660,007

Jamie Anderson	$184,530

Karen Woods	$171,027

John Gavigan	$164,276

Andrew Hauck	$177,778

3
Amounts represent cash bonuses paid under our short-term incentive plan for the years indicated. In 2018 for all NEOs, the amount above target (100%) was paid in stock with a three-year holding period and is reported in the Stock Awards column. For 2020, the Compensation Committee exercised discretion to pay short-term incentive compensation amounts above target in time-based restricted stock in February 2021. This portion of the short-term incentive award will be disclosed in the Company's Summary Compensation Table for the 2022 Annual Meeting of Shareholders. For a discussion of this award see page 54 of the Compensation Discussion and Analysis.

4
Amounts represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan for the relevant year. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company's Annual Report on Form 10-K for each year, with no reduction for mortality risk before age 65. See also the "Pension Benefits Table" in this proxy statement.

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5
All other compensation consists of the following:

	Imputed Income Life Insurance	Accrued Dividends Paid on Vested Restricted Stock	Other	Total

Archie Brown	$4,356	$13,277	$6,110	$23,743

Jamie Anderson	$990	$4,195	$925	$6,110

Karen Woods	$1,518	$3,319	$950	$5,787

John Gavigan	$660	$8,902	$2,500	$12,062

Andrew Hauck	$2,838	$1,617	$0	$4,455

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

Median Employee Total Compensation	$61,176

CEO Total Annualized Compensation	$2,440,084

Ratio of CEO to Median Employee Compensation	39.9

For purposes of identifying the median employee, an employee roster as of November 1, 2020 was used to determine the employee population. Gross wages from 2020 were used as the compensation measure. Wages were annualized for those employees who were not employed for the full year of 2020, and also for those employees who were on an unpaid leave of absence during 2020. The median employee was selected from the annualized roster. The roster included 2,112 employees, approximately 5.9% of whom were scheduled to work less than 40 hours per week.

Grants of Plan-Based Awards

The following table shows all individual grants of plan-based awards to the NEOs of the Company during or for the fiscal year ended December 31, 2020, including the annual cash incentive award opportunity under the Company's

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short-term incentive plan and time-based and performance-based restricted stock awards under the Company's long-term incentive plan. Total value is computed utilizing the grant date market value for restricted stock awards.

								All Other Stock Award:	Grant Date Fair Value of
		Estimated Future Payouts Under Non-Equity Incentive Plans[1]			Estimated Future Payouts Under Equity Incentive Plans[2]			No. of Shares of Stock or	Stock and Options

Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units[3]	Awards ($)[4]

Archie M. Brown	n/a	$0	$640,166	$1,280,331
	3/5/2020							22,290	440,005
	3/5/2020				11,145	22,290	33,435		440,005

James M. Anderson	n/a	$0	$244,844	$489,689
	3/5/2020							6,232	123,020
	3/5/2020				3,116	6,232	9,348		123,020

Karen B. Woods	n/a	$0	$207,941	$415,881
	3/5/2020							5,776	114,018
	3/5/2020				2,888	5,776	8,664		114,018

John M. Gavigan	n/a	$0	$199,691	$399,381
	3/5/2020							5,548	109,518
	3/5/2020				2,774	5,548	8,322		109,518

Andrew Hauck	n/a	$0	$216,544	$433,087
	3/5/2020							6,004	118,519
	3/5/2020				3,002	6,004	9,006		118,519

1
The amounts of the estimated future payouts under the non-equity incentive plans column represent each executive's opportunities in the event the Company met certain targets in 2020 pursuant to the terms of the Short-Term Incentive Plan. Cash payouts for 2020 under the 2020 STIP were made February 12, 2021 and are included in the Summary Compensation Table.

2
Awards represent shares of performance-based restricted stock issued under the Long-Term Incentive Plan that vests after three years upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets in each case compared to peer). Depending on the performance level achieved, the maximum award that may be earned for these performance-based restricted shares is 150% of the initial shares awarded. Dividends paid on both types of restricted shares are held in escrow until such shares vest. For additional information, see page 54 of the Compensation Discussion and Analysis.

3
Awards represent restricted shares awarded on March 5, 2020 that vest annually in equal installments over a three-year period (subject to continued employment). Closing price of the Company's common shares on March 5, 2020, the date of grant, was $19.74. For additional information, see page 55 of the Compensation Discussion and Analysis.

4
Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock, granted under the Company's Amended and Restated 2012 Stock Plan during 2020, calculated in accordance with ASC 718. See notes 2 and 3, above, for additional information regarding these awards. For the performance shares, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant (target). Dividends accrued but not paid until the vesting of the awards of performance shares and restricted stock are not included in the amounts reflected in this column. Assumptions used in the calculation of these amounts are described in Note 20 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

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Outstanding Equity Awards at Fiscal Year End

The following table represents information regarding unexercised stock options and unvested stock awards outstanding for each NEO as of December 31, 2020. All restricted awards have been adjusted for stock dividends and stock splits. All values in the table are based upon a market value for our stock equal to the closing per share price of the Company's stock on the last trading date of the fiscal year, or $17.53 per share.

	Option Awards[1]				Stock Awards

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)

Archie M. Brown	14,273	0	$11.59	2/3/2024	13,825[2]	242,352	0	0
					10,520[4]	184,416	15,779[6]	276,606
					22,290[5]	390,744	22,290[7]	390,744

James M. Anderson					2,497[2]	43,772	0	0
					3,325[4]	58,287	1,662[6]	29,135
					6,232[5]	109,247	6,232[7]	109,247

Karen B. Woods					1,720[2]	30,152	0	0
					3,232[4]	56,657	1,616[6]	28,328
					5,776[5]	101,253	5,776[7]	101,253

John M. Gavigan					2,189[3]	38,373	0	0
					3,140[4]	55,044	1,570[6]	27,522
					5,548[5]	97,256	5,548[7]	97,256

Andrew Hauck					3,555[4]	62,319	1,778[6]	31,168
					6,004[5]	105,250	6,004[7]	105,250

1.
All outstanding options were assumed in the Company's merger with MainSource Financial Group and were exercisable as of December 31, 2020.

2.
Includes time-based restricted stock that vested on April 2, 2021 pursuant to a grant in 2018, one-third of which vested on each of April 2, 2019 and 2020, and performance-based restricted stock granted on April 2, 2018 that vested on April 2, 2021 based upon a three-year performance period ending on December 30, 2020 (reflected as actual shares earned in this table).

3.
Includes time-based restricted stock that vested on March 6, 2021 pursuant to a grant in 2018, one-third of which vested on each of March 6, 2019 and 2020, and performance-based restricted stock granted on March 6, 2018 that vested on March 6, 2021 based upon a three-year performance period ending on December 31, 2020 (reflected as actual shares earned in this table).

4.
Time-based restricted stock granted on March 5, 2019, one-third of which vested on each of March 5, 2020 and 2021, and one third of which is scheduled to vest on March 5, 2022 (subject to continued employment).

5.
Time-based restricted stock granted on March 5, 2020, one-third of which vested on March 5, 2021, and one third of which is scheduled to vest on each of March 5, 2022 and 2023 (subject to continued employment).

6.
Performance-based restricted stock granted on March 5, 2019 that may be earned on March 5, 2022 based upon a three-year performance period ending on December 31, 2021 if performance levels (reflected at target in this table) are achieved.

7.
Performance-based restricted stock granted on March 5, 2020 that may be earned on March 5, 2023 based upon a three-year performance period ending on December 31, 2022 if performance levels (reflected at target in this table) are achieved.

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Option Exercises and Stock Vested

The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2020 and the value realized upon exercise. The value realized is calculated based upon the closing price of the Company's stock on the date of vesting.

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Archie M. Brown	—	—	10,196	174,362

Jamie M. Anderson	—	—	3,221	55,081

Karen B. Woods	—	—	2,690	47,242

John M. Gavigan	—	—	5,054	95,340

Andrew Hauck	—	—	1,777	35,078

Pension Benefits

The following table shows, for each NEO, each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits. Values reflect the actuarial assumptions used for financial reporting purposes. For details regarding the Company's Pension Plan and Executive Supplemental Retirement Plan, see page 56 of the Compensation Discussion and Analysis.

	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit[2]	Payments During Last Fiscal Year

Archie M. Brown	Pension Plan	3	$48,187	$0
	SERP	3	$143,635	$0

James M. Anderson	Pension Plan	3	$48,110	$0
	SERP	3	$37,221	$0

Karen B. Woods	Pension Plan	3	$46,086	$0
	SERP	3	$30,744	$0

John Gavigan	Pension Plan	12	$155,883	$0
	SERP	12	$50,074	$0

Andrew Hauck	Pension Plan	2	$30,001	$0
	SERP	2	$26,810	$0

1.
The number of years of service credited to the NEOs under the plan are computed as of December 31, 2020, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements in the Company's 2020 Annual Report and filed with the 2020 Form 10-K.

2.
The present value of accumulated benefits shown in this column is calculated as of December 31, 2020, the measurement date used for reporting purposes in the Company's 2020 Annual Report. Assumptions used in determining these amounts include a 2.55% discount rate, a 2.55% lump sum interest rate, and the 2022 PPA Mortality Table, described in IRS Notice 2020-85 consistent with assumptions used for reporting purposes in the Company's 2020 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. (See Footnote 15—Employee Benefit Plans to the consolidated financial statements contained in the Company's 2020 Annual Report filed with the 2020 Form 10-K—for information regarding the assumptions made by the Company for reporting purposes in the Company's 2020 Annual Report.)

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Pension Plan

The material terms and conditions of the Pension Plan as applicable to the NEOs for 2020 who are currently employees of the Company are as follows:

  Eligibility—The Pension Plan covers employees of the Company who have attained age 21 and completed the earlier of 1,000 hours of service within the first 12 months of employment or within a calendar year.

  Benefit Formula—The Pension Plan provides an accrual to a participant's account for each year in which the participant works 1,000 hours. All eligible associates receive a pension benefit annual accrual of 5% of compensation. For this purpose, compensation means the participant's total cash remuneration from the Company prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration. However, compensation cannot exceed the compensation limit of Code Section 401(a)(17).

  Interest—In 2020 participant accounts were credited with a rate of return equal to Vanguard Institutional Index Fund Institutional Shares (VINIX) and Vanguard Total Bond Market Index Fund Institutional Shares (VBTIX) weighted 40% and 60% respectively.

  Vesting—A participant becomes immediately vested in this retirement benefit upon hire.

  Distribution—A participant's account may be distributed at the participant's election at any time after the participant separates from service. However, generally, it must be distributed by April 1st of the calendar year following the date of termination or the date the participant attains age 70 1/2, whichever is later. The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account. Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula and is fully vested in their Pension Plan retirement benefit.

  Traditional Pension Benefit Formula—Benefits accruing prior to January 1, 2008 are generally calculated based on benefit service and average monthly compensation as of December 31, 2007.

Executive Supplemental Retirement Plan

The Company maintains a supplemental executive retirement plan to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The material terms and conditions of the SERP as they pertain to the NEOs for 2020 are as follows:

  Eligibility—The SERP benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who have been designated as eligible to participate in the plan by the Company. All NEOs participated in the SERP in 2020.

  Benefit Formula—The SERP provides a benefit in excess of the IRS compensation and benefit limits imposed by Sections 401(a) (17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan. The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a) (17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan. Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.

  Vesting—Participants are vested in their SERP benefit to the same extent they are vested in their retirement benefit provided under the Pension Plan. However, the Company generally reserves the right to forfeit and/or reduce a participant's benefit under the SERP.

  Time and Form of Payment—Payment of benefits under the SERP generally commence upon the participant's qualifying termination of employment. The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company. Annual SERP allocations for all NEOs and other eligible executives are 5% of eligible earnings.

66        2021 Proxy Statement    |    Executive Compensation

Potential Post-Employment Payments

We have entered into an employment agreement with Mr. Brown and severance and change in control agreements with our other NEOs that will require the Company to provide severance payments in the event of a termination of employment (other than for cause) or a termination of employment or resignation in connection with a change in control of the Company. The summaries below are qualified in their entirety by reference to the agreements themselves, copies of which are available from the Company itself or from the Company's public filings with the SEC.

Employment and Non-Competition Agreement—Mr. Brown

The Company has entered into an Employment and Non-Competition Agreement (the "Employment Agreement") with Mr. Brown. The Employment Agreement, provides generally as follows:

  Term.  Mr. Brown's employment agreement had an initial term of three years, which ended on April 1, 2021, and automatically renews for additional one-year terms, unless either party gives the other notice of an intention not to renew at least 90 days prior to the end of the current term.

  In the event of a change in control, Mr. Brown's agreement automatically renews for a two-year term.

  Compensation.  The Employment Agreement provides for the payment of base salary and participation in the Company's short-term and long-term incentive compensation plans. The base salary and the target short-term and long-term incentive compensation is subject to adjustment annually by the Compensation Committee.

  Severance Benefits.  The Employment Agreement provides for the payment of severance benefits if, during the term of the Employment Agreement, the Company terminates the executive's employment without "Cause" (as defined in the Employment Agreement) or the executive resigns his employment with "Good Reason" (as defined in the Employment Agreement). Upon termination of employment by the Company without Cause (other than for disability or death) or by the executive for Good Reason, the executive is entitled to receive the following payments and benefits:

      ■
      earned and unpaid base salary through the date of termination;

      ■
      continued payment of base salary for 24 months;

      ■
      installments equal to the lesser of (i) two and one-half times the executive's target bonus amount under the STIP, and (ii) two times the average of the STIP bonuses earned during the three years prior to the termination;

      ■
      outplacement assistance at the Company's expense (at a cost of up to 5% of base salary); and

      ■
      up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

  If the executive's employment is terminated by reason of his death or long-term disability, by the Company for Cause or voluntarily by the executive other than for Good Reason, the Company's obligations to the executive are limited to payment of any accrued and unpaid base salary through the date of termination and the payment of any other benefits that are required to be provided to the executive under the terms of a plan or program in which he is a participant.

  For purposes of the Employment Agreement, the term "Good Reason" is defined as a termination of employment by the executive within ninety days of the initial existence of one of the conditions described below which occurs without his consent: (i) a material diminution in base salary; (ii) a material diminution in his authority, duties, or responsibilities as provided for in his employment agreement, or (iii) any other action or inaction that constitutes a material breach of the Employment Agreement by the Company. In order to terminate for Good Reason, the executive is required to provide notice to the Company of the existence of the applicable condition for termination within thirty days of the initial existence of the condition, upon the notice of which the Company will have sixty days during which it may remedy the condition and not be required to pay the severance amount. "Cause" is defined as a (i) felony indictment or guilty or nolo contendere plea relating to a felony; (ii) fraud or embezzlement; (iii) willful misfeasance or dishonesty; (iv) other action or criminal conduct which materially and adversely affects the business or financial condition of the Company; or (v) a performance failure that is not corrected within 15 days of written notice from the Board of Directors.

  Section 280G.  In the event that any of the payments or benefits provided under the Employment Agreement or otherwise would constitute an "excess parachute payment" as defined in Section 280G of the Code, the payments or benefits under such agreements will be reduced to the maximum level that would not result in an

2021 Proxy Statement    |    Executive Compensation        67

  excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

  Restrictive Covenants.  Mr. Brown is prohibited from revealing confidential information of the Company and disparaging the Company. In addition, Mr. Brown is prohibited from (i) competing with the Company or its affiliated companies while employed by the Company and for a period of 18 months following separation of employment and (ii) soliciting clients or hiring employees of the Company or its affiliated companies while employed by the Company and for a period of two years following separation of employment.

Severance and Change in Control Agreements—Mr. Anderson, Ms. Woods, Mr. Gavigan, Mr. Hauck

The Company is a party to Severance and Change in Control Agreements with Mr. Anderson, Ms. Woods, Mr. Gavigan, and Mr. Hauck (the "CIC Agreements") which provide generally as follows:

  Term.  Each of the CIC Agreements became effective on each executive's date of hire and continued for an initial one-year term. The CIC Agreements renew automatically for successive one-year terms until either party gives notice of an intention not to renew at least 90 days prior to the end of the current term. In the event of a Change in Control, the term of the CIC Agreement will be the one-year period following the consummation of the Change in Control, without the possibility of non-renewal.

  Compensation.  Each of the CIC Agreements provides for the payment of base salary and participation in the Company's short-term and long-term incentive compensation plans. The base salary and the target short-term and long-term incentive compensation is subject to adjustment annually by the Compensation Committee.

  Severance Benefits.  Each of the CIC Agreements provide for the payment of severance benefits in the event the Company terminates his employment without "Cause" (as defined in the CIC Agreements) or the executive resigns his employment with "Good Reason" (as defined in the CIC Agreements) within 12 months following a Change in Control.

  Under the terms of the CIC Agreements, upon termination of the executive by the Company without Cause (other than as a result of death or disability) and not in connection with a Change in Control, the executive will be entitled to receive the following payments and benefits:

      ■
      earned and unpaid base salary through the date of termination;

      ■
      continued payment of base salary for 24 months;

      ■
      if the executive is a "Covered Employee" under IRS rules, an amount equal to the lesser of (i) two and one-half times the executive's target bonus amount under the STIP, and (ii) two times the average of the STIP bonuses earned during the three years prior to the termination, and if the executive is not a "Covered Employee", two times his target bonus amount under the STIP;

      ■
      outplacement assistance at the Company's expense (at a cost of up to 5% of the executive's base salary); and

      ■
      up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

  If the termination of the executive is in connection with a Change in Control, the executive will be entitled to receive the following payments and benefits:

      ■
      earned and unpaid base salary and vacation pay through the date of termination;

      ■
      continued payment of base salary for 24 months;

      ■
      an amount equal to two times his or her target amount under the STIP;

      ■
      outplacement assistance at the Company's expense (at a cost of up to 5% of the executive's base salary); and

      ■
      up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

  As used in the CIC Agreements, "Change in Control" has the meaning given such term in the Company's Amended and Restated 2012 Stock Plan, or any stock plan intended to succeed the Amended and Restated 2012 Stock Plan. "Good Reason" means the employee's termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence, without the employee's consent, of one or more of the following: (i) a material reduction in the employee's base compensation (except

68        2021 Proxy Statement    |    Executive Compensation

  where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than ten percent (10%) will not be considered a material reduction in base compensation; or (ii) a material breach by the Company of a material provision of the CIC Agreement. "Cause" is defined as a (i) felony indictment or guilty or nolo contendere plea relating to a felony; (ii) fraud or embezzlement; (iii) willful misfeasance or dishonesty; (iv) other action or criminal conduct which materially and adversely affects the business or financial condition of the Company; or (v) a performance failure that is not corrected within 15 days of written notice from the Chief Executive Officer or the Board of Directors.

  Section 280G.  In the event that any of the payments or benefits provided under the CIC Agreements or otherwise would constitute an "excess parachute payment" as defined in Section 280G of the Code, the payments or benefits under such agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

  Restrictive Covenants.  Each of the executives is prohibited from revealing confidential information of the Company and disparaging the Company. In addition, the executives are prohibited from (i) competing with the Company or its affiliated companies while employed by the Company and for a period of 6 months following separation of employment and (ii) soliciting clients or hiring employees of the Company or its affiliated companies while employed by the Company and for a period of two years following separation of employment.

Potential Payments for Termination Following a Change-in-Control

The table below summarizes the potential change-in-control benefits that would become payable to each of the NEOs as of December 31, 2020 pursuant to such NEO's employment agreement or severance and change in control agreement, as applicable, that was in effect on December 31, 2020, and under such executive's equity award agreements ("Equity Agreements").

In calculating these benefits, we assumed a change in control of the Company on December 31, 2020. To the extent relevant, the amounts are based on the Company's closing share price on December 31, 2020 of $17.53 per share.

	Mr. Brown	Mr. Anderson	Ms. Woods	Mr. Gavigan	Mr. Hauck

Change-in-Control ("CIC") Severance Benefits

Base Salary	$1,600,414	$820,000	$760,000	$730,000	$790,000

Bonus for Year of Separation	$1,600,414	$492,000	$418,000	$401,500	$434,500

General Health and Welfare Benefits / Outplacement	$51,412	$31,856	$29,740	$34,778	$30,436

CIC Severance Benefits	$3,252,240	$1,343,856	$1,207,740	$1,166,278	$1,254,936

Acceleration of Unvested Equity

Restricted Stock	$1,588,709	$360,627	$325,182	$325,024	$303,988

Accrued Dividends on Restricted Stock	$120,434	$24,101	$20,909	$21,784	$16,818

Unvested Options	$0	$0	$0	$0	$0

Total Unvested Equity	$1,709,143	$384,728	$346,091	$346,808	$320,806

Total Compensation Under Agreements

Cutback to avoid 280G Excise tax (if applicable)	$0	$0	$0	$0	$0

Total Benefits	$4,961,383	$1,728,584	$1,553,831	$1,513,086	$1,575,742

Payments for Termination Without Regard to a Change in Control

The table below summarizes the potential benefits payable to each of the NEOs pursuant to such NEO's employment agreement or severance and change in control agreement, as applicable, that was in effect on December 31, 2020,

2021 Proxy Statement    |    Executive Compensation        69

upon an involuntary termination of the NEO's employment by the Company without Cause or upon the NEO's resignation for "Good Reason" without regard to the occurrence of a change in control of the Company.

	Mr. Brown	Mr. Anderson	Ms. Woods	Mr. Gavigan	Mr. Hauck

Termination for Good Reason Severance Benefits

Base Salary	$1,600,414	$820,000	$760,000	$730,000	$790,000

Bonus for Year of Separation	$1,600,414	$492,000	$418,000	$401,500	$543,125

General Health and Welfare Benefits / Outplacement	$51,412	$31,856	$29,740	$34,778	$30,436

Total Benefits	$3,252,240	$1,343,856	$1,207,740	$1,166,278	$1,363,561

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of an NEO's voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEOs are not entitled to any special benefits under his or her employment agreement or any stock awards outstanding as of December 31, 2020.

Payments upon Death or Disability

There are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.

Awards granted since January 1, 2014, immediately vest in the event of death or disability.

Retirement Benefits

In the event of retirement by the NEOs, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum. Below is a presentation regarding lump sum benefits for early retirement under the Pension Plan:

	Total Present Value of Accumulated Benefit using U.S. GAAP Assumptions ($)[1]	Total Present Value of Vested Accumulated Benefit using Actual Lump Sum Basis ($)[2]	Incremental Value due to the Difference between U.S. GAAP Assumptions and Actual Lump Sum Basis ($)[3]	Incremental Value due to Early Retirement Subsidies ($)[3]

Archie M. Brown	191,822	191,371	(451)	—

Jamie Anderson	85,331	85,132	(199)	—

Karen Woods	76,830	76,388	(442)	—

John Gavigan	205,957	226,442	20,485	—

Andrew Hauck	56,811	56,676	(135)	—

1
See "Pension Benefits Table."

2
Calculated assuming NEO terminates employment on December 31, 2020 and receives an immediate lump sum distribution using the rate in effect for December 2020 payments.

3
For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to its two primary sources: (i) difference between U.S GAAP assumptions and actual lump sum interest rate basis; and (ii) value of early retirement subsidies that are included in the actual lump sum payment if the NEO terminates employment.

Other than as set forth above, NEOs were not entitled to any additional benefits as of December 31, 2020. Beginning with stock awards to NEOs under the 2020 Stock Plan, the first of which were issued in February 2021, restricted stock awards to plan participants who terminate employment after they are retirement eligible (defined as the achievement of at least 10 years of service and age 55), will not be forfeited, but will continue to vest in accordance with their original terms.

70        2021 Proxy Statement    |    Executive Compensation

2022 Annual Meeting Information

Shareholder Proposals for the 2022 Annual Meeting

If an eligible shareholder wishes to present a proposal to be included in the Company's proxy statement and form of proxy relating to the 2022 Annual Meeting of Shareholders, the proposal must be received by our Corporate Secretary no later than December 15, 2021 (120 calendar days prior to the anniversary of this year's proxy statement mailing date). Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Upon receipt of such a proposal, we will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable regulations.

If an eligible shareholder wishes to nominate a director at our 2022 Annual Meeting of Shareholders written notice of this nomination must be received by our Corporate Secretary, no later than February 23, 2022 (90 calendar days prior to the anniversary of this year's Annual Meeting).

All shareholder proposals should be sent to First Financial Bancorp, Attention: Karen B. Woods, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, Ohio 45202.

April 15, 2021	BY ORDER OF THE BOARD OF DIRECTORS Karen B. Woods Corporate Secretary

2021 Proxy Statement    |    2021 Annual Meeting Information        71

Appendix A

Additional non-GAAP measures

	4Q20		3Q20		2Q20		1Q20		4Q19
(Dollars in thousands, except per share data)	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted
Net interest income (f)	$118,473	$118,473	$112,180	$112,180	$111,576	$111,576	$114,282	$114,282	$118,902	$118,902
Provision for credit losses-loans and leases (j)	13,758	13,758	15,299	15,299	17,859	17,859	23,880	23,880	4,629	4,629
Provision for credit losses-unfunded commitments (j)	(2,250)	(2,250)	(1,925)	(1,925)	2,370	2,370	1,568	1,568	177	177
Noninterest income	61,515	61,515	49,499	49,499	42,725	42,725	35,384	35,384	36,768	36,768
less: gains (losses) on sale of investment securities		196		20		128		(157)		(56)
less: gains from the redemption of Visa B shares		13,397
less: other		(157)

Total noninterest income (g)	61,515	48,079	49,499	49,479	42,725	42,597	35,384	35,541	36,768	36,824
Noninterest expense	114,798	114,798	97,511	97,511	88,689	88,689	89,666	89,666	92,887	92,887
less: severance and merger-related expenses		29		95		35		329		693
less: tax credit investments		5,071								2,862
less: contribution to First Financial Foundation		5,000
less: debt extinguishment		7,257
less: COVID-19 and other		2,877		2,126		2,167		2,150		1,740

Total noninterest expense (e)	114,798	94,564	97,511	95,290	88,689	86,487	89,666	87,187	92,887	87,592

Income before income taxes (i)	53,682	60,480	50,794	52,995	45,383	47,457	34,552	37,188	57,977	63,328
Income tax expense	5,370	5,370	9,317	9,317	7,990	7,990	5,924	5,924	9,300	9,300
plus: tax effect of adjustments		1,428		462		436		554		377
plus: after-tax impact of tax credit investments @ 21%		4,005								2,261

Total income tax expense (h)	5,370	10,803	9,317	9,779	7,990	8,426	5,924	6,478	9,300	11,938

Net income (a)	$48,312	$49,677	$41,477	$43,216	$37,393	$39,031	$28,628	$30,710	$48,677	$51,390

Average diluted shares (b)	98,021	98,021	98,009	98,009	97,989	97,989	98,356	98,356	99,232	99,232
Average assets (c)	16,030,986	16,030,986	15,842,010	15,842,010	15,710,204	15,710,204	14,524,422	14,524,422	14,460,288	14,460,288
Average shareholders' equity	2,256,062	2,256,062	2,230,422	2,230,422	2,185,865	2,185,865	2,209,733	2,209,733	2,245,107	2,245,107
Less:
Goodwill and other intangibles	(1,016,152)	(1,016,152)	(1,018,214)	(1,018,214)	(1,020,111)	(1,020,111)	(1,023,393)	(1,023,393)	(1,026,267)	(1,026,267)

Average tangible equity (d)	1,239,910	1,239,910	1,212,208	1,212,208	1,165,754	1,165,754	1,186,340	1,186,340	1,218,840	1,218,840
Ratios
Net earnings per share—diluted (a)/(b)	$0.49	$0.51	$0.42	$0.44	$0.38	$0.40	$0.29	$0.31	$0.49	$0.52
Return on average assets—(a)/(c)	1.20%	1.23%	1.04%	1.09%	0.96%	1.00%	0.79%	0.85%	1.34%	1.41%
Pre-tax, pre-provision return on average assets—((a)+(j)+(h))/(c)	1.62%	1.79%	1.61%	1.67%	1.68%	1.73%	1.66%	1.73%	1.72%	1.86%
Return on average tangible shareholders' equity—(a)/(d)	15.50%	15.94%	13.61%	14.18%	12.90%	13.47%	9.71%	10.41%	15.84%	16.73%
Efficiency ratio—(e)/((f)+(g))	63.8%	56.8%	60.3%	58.9%	57.5%	56.1%	59.9%	58.2%	59.7%	56.2%
Effective tax rate—(h)/(i)	10.0%	17.9%	18.3%	18.5%	17.6%	17.8%	17.1%	17.4%	16.0%	18.9%

2021 Proxy Statement    |    Appendix A        A-1

VOTE BY INTERNET Before The Meeting - Go to www.ProxyVote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2021 for shares held in the FFBC 401k Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ffbc21 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. FIRST FINANCIAL BANCORP. 255 E. FIFTH STREET, 29TH FLOOR CINCINNATI, OH 45202 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2021 for shares held in the FFBC 401k Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44727-P51410 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIRST FINANCIAL BANCORP. The Board of Directors recommends that you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) William G. Barron 02) Vincent A. Berta 03) Cynthia O. Booth 04) Archie M. Brown 05) Claude E. Davis 06) Corinne R. Finnerty 07) Susan L. Knust 08) William J. Kramer 09) John T. Neighbours 10) Thomas M. O'Brien 11) Maribeth S. Rahe The Board of Directors recommends that you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. Ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2021. 3. Advisory (non-binding) vote on the compensation of the Company’s executive officers. NOTE: The proxies are authorized to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.ProxyVote.com. D44728-P51410 FIRST FINANCIAL BANCORP. ANNUAL MEETING OF SHAREHOLDERS May 25, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Scott T. Crawley and Maria L. Hinkel, or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the "Company") to be held via a Virtual Shareholder Meeting (www.virtualshareholdermeeting.com/ffbc21) on Tuesday, May 25, 2021 at 10:00 a.m., Eastern Time, or at any adjournment thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote "FOR" the election of directors; and "FOR" Proposals Two and Three. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side